Exhibit 99.1

Supplemental Package
For the Quarter Ended September 30, 2016

Forest City Realty Trust, Inc. and Subsidiaries - Supplemental Package
Third Quarter 2016
This supplemental package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ, perhaps materially, from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-K for the year ended December 31, 2015 and other factors that might cause differences, some of which could be material, include, but are not limited to, our ability to qualify or to remain qualified as a real estate investment trust (“REIT”), our ability to satisfy REIT distribution requirements, the impact of issuing equity, debt or both, and selling assets to satisfy our future distributions required as a REIT or to fund capital expenditures, future growth and expansion initiatives, the impact of the amount and timing of any future distributions, the impact from complying with REIT qualification requirements limiting our flexibility or causing us to forego otherwise attractive opportunities beyond rental real estate operations, the impact of complying with the REIT requirements related to hedging, our lack of experience operating as a REIT, legislative, administrative, regulatory or other actions affecting REITs, including positions taken by the Internal Revenue Service, the possibility that our Board of Directors will unilaterally revoke our REIT election, the possibility that the anticipated benefits of qualifying as a REIT will not be realized, or will not be realized within the expected time period, the impact of current lending and capital market conditions on our liquidity, our ability to finance or refinance projects or repay our debt, the impact of the slow economic recovery on the ownership, development and management of our commercial real estate portfolio, general real estate investment and development risks, litigation risks, vacancies in our properties, risks associated with developing and managing properties in partnership with others, competition, our ability to renew leases or re-lease spaces as leases expire, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, the impact of terrorist acts and other armed conflicts, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our revolving credit facility, term loan facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, our ability to receive payment on the notes receivable issued by Onexim in connection with their purchase of our interests in the Barclays Center and the Nets, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of our insurance carriers, environmental liabilities, competing interests of our directors and executive officers, the ability to recruit and retain key personnel, risks associated with the sale of tax credits, downturns in the housing market, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, changes in federal, state or local tax laws, volatility in the market price of our publicly traded securities, inflation risks, cybersecurity risks, cyber incidents, conflicts of interest, and risks related to our organizational structure including operating through our Operating Partnership and our UPREIT structure, as well as other risks listed from time to time in our SEC filings, including but not limited to, our annual and quarterly reports. We have no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Description
We principally engage in the operation, development, management and acquisition of office, retail and residential real estate and land throughout the United States. We have approximately $8.6 billion of consolidated assets in 20 states and the District of Columbia at September 30, 2016. Our core markets include Boston, Chicago, Dallas, Denver, Los Angeles, Philadelphia and the greater metropolitan areas of New York City, San Francisco and Washington D.C. We have regional offices in Boston, Dallas, Denver, Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio.
REIT Conversion
On January 13, 2015, the board of directors of Forest City Enterprises, Inc., our predecessor, approved a plan to pursue conversion to REIT status. On May 29, 2015, Forest City Enterprises, Inc. formed Forest City Realty Trust, Inc. (with its subsidiaries, the “Company”) as a Maryland corporation and wholly-owned subsidiary of Forest City Enterprises, Inc. On October 20, 2015, the shareholders of Forest City Enterprises, Inc. approved and adopted the merger agreement that implemented the restructuring of Forest City Enterprises, Inc. into a holding company so as to facilitate its conversion to a REIT.
Pursuant to the merger agreement, effective as of 11:59 pm, Eastern Time, on December 31, 2015 (the “Effective Time”), (i) a wholly-owned subsidiary of the Company merged with and into Forest City Enterprises, Inc., with Forest City Enterprises, Inc. as the surviving corporation, (ii) each outstanding share of Forest City Enterprises, Inc. Class A common stock, par value $.33 1/3 per share, and Class B common stock, par value $.33 1/3 per share, automatically converted into one share of Forest City Realty Trust, Inc. Class A common stock, $.01 par value per share, and Class B common stock, $.01 par value per share, respectively, (iii) Forest City Enterprises, Inc. became a wholly-owned subsidiary of the Company and (iv) the Company became the publicly-traded New York Stock Exchange-listed parent company that succeeded to and continued to operate substantially all of the existing businesses of Forest City Enterprises, Inc. and its subsidiaries. In addition, each share of Class A common stock of Forest City Enterprises, Inc. held in treasury at December 31, 2015 ceased to be outstanding at the Effective Time of the Merger, and a corresponding adjustment was recorded to Class A common stock and additional paid-in capital. Immediately following the merger, Forest City Enterprises, Inc. converted into a Delaware limited partnership named “Forest City Enterprises, L.P.” (the “Operating Partnership”).
In this supplemental package, unless otherwise specifically stated or the context otherwise requires, all references to “the Company,” “Forest City,” “we,” “our,” “us” and similar terms refer to Forest City Enterprises, Inc. and its consolidated subsidiaries prior to the Effective Time and Forest City Realty Trust, Inc. and its consolidated subsidiaries, including the Operating Partnership, as of the Effective Time and thereafter.
Company Operations
As of January 1, 2016, we believe that we are organized in a manner that enables us to qualify, and intend to operate in a manner that will allow us to continue to qualify, as a REIT for federal income tax purposes. As such, we intend to elect REIT status for our taxable year ending December 31, 2016, upon filing the 2016 Form 1120-REIT with the Internal Revenue Service on or before September 15, 2017.
We hold substantially all of our assets, and conduct substantially all of our business, through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of September 30, 2016, we directly or indirectly own all of the limited partnership interests in the Operating Partnership.
We hold and operate certain of our assets through one or more taxable REIT subsidiaries (“TRSs”). A TRS is a subsidiary of a REIT that is subject to applicable corporate income tax. Our use of TRSs enables us to continue to engage in certain businesses while complying with REIT qualification requirements and also allows us to retain income generated by these businesses for reinvestment without the requirement of distributing those earnings. The primary non-REIT qualified businesses held in TRSs include 461 Dean Street, an apartment building in Brooklyn, New York, the Pacific Park Brooklyn project, land development operations, Barclays Center arena (sold in January 2016), the Brooklyn Nets (the “Nets”) (sold in January 2016) and military housing operations (sold in February 2016). In the future, we may elect to reorganize and transfer certain assets or operations from our TRSs to other subsidiaries, including qualified REIT subsidiaries.
We recently completed an internal reorganization and are presenting reportable segments based on this new structure beginning with the reporting period ending September 30, 2016. The new structure is organized around our real estate operations, real estate development and corporate support service functions. Real Estate Operations is comprised of three reportable operating segments: Office, Retail and Apartments. Development, Corporate and Other are the remaining three reportable operating segments. Prior periods have been recast to conform to the current period’s reportable segment presentation.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Real Estate Operations represents the performance of our core rental real estate portfolio and is comprised of the following three reportable operating segments:

•	Office - owns, acquires and operates office and life science buildings.

•	Retail - owns, acquires and operates regional malls and specialty/urban retail centers.

•	Apartments - owns, acquires and operates residential rental properties, including upscale and middle-market apartments, adaptive re-use developments and subsidized senior housing.
The remaining three reportable operating segments consist of the following:
Development represents the development and construction of office and life science buildings, regional malls, specialty/urban retail centers, residential rental properties, condominiums and mixed-use projects, along with recently opened operating properties prior to stabilization. Development also includes the horizontal development and sale of land to residential, commercial and industrial customers primarily at our Stapleton project in Denver, Colorado.
Corporate is comprised of departments providing executive oversight to the entire company and various support services for Operations, Development and Corporate employees.
Other represents the operations of several non-core investments, including the Barclays Center, a sports and entertainment arena located in Brooklyn, New York (“Arena”) (sold in January 2016), our equity method investment in the Nets (sold in January 2016), and military housing operations (sold in February 2016).

Segment Transfers
The Development segment includes projects in development, projects under construction along with recently opened operating properties prior to stabilization. Projects will be reported in their applicable operating segment (Office, Retail or Apartments) beginning effective January 1 of the year following stabilization. Therefore, the Development segment will continue to report results from recently opened properties until the year-end following initial stabilization. We generally define stabilized properties as being 92% occupied or having been open and operating for one or two years, depending on the size of the project. Once a stabilized property is transferred to the applicable Operations segment on January 1, it will be considered “comparable” beginning with the next January 1, as that will be the first time the property is stabilized in both periods presented.

Segment Reclassifications
Concurrent with our internal reorganization, certain functions previously performed within our old business unit structure were centralized into our corporate segment. We analyzed the allocation methodology of these new corporate functions and our historic corporate functions and how it relates to support services provided to our new segments within our new organizational structure. As a result of this analysis, certain expenses previously recorded in the old business units and reported on the property operating and management expenses financial statement line item are recorded in the corporate segment and included in the corporate general and administrative expense financial statement line item. To conform to the current year presentation, $730,000 and $2,880,000, have been reclassed from property operating and management expenses to corporate general and administrative expenses for the three and nine months ended September 30, 2015, respectively. In addition, $2,260,000 reported as property operating and management expense for the six months ended June 30, 2016 was reclassed and is now included in corporate general and administrative expense for the nine months ended September 30, 2016.

Supplemental Financial and Operating Information
We recommend this supplemental package be read in conjunction with our Form 10-Q for the three and nine months ended September 30, 2016. This supplemental package contains consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”). We also present certain financial information at total company ownership because we believe this information is useful to financial statement users as this method reflects the manner in which we operate our business. We believe financial information and other operating metrics at total company ownership including net asset value (“NAV”) components, net operating income (“NOI”), comparable NOI, Funds From Operations (“FFO”), Operating FFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Net Debt to Adjusted EBITDA are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our financial statement users can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures or information shown at total company ownership are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

This supplemental package also contains financial information of entities consolidated under GAAP (“Fully Consolidated Entities”), financial information on our partners share of entities consolidated under GAAP (“Noncontrolling Interest”) and financial information on our share of entities accounted for using the equity method accounting (“Company Share of Unconsolidated Entities”). We believe disclosing financial information on Fully Consolidated Entities, Noncontrolling Interest and Company Share of Unconsolidated Entitie

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

s is essential to allow our financial statement users the ability to arrive at our Total Company ownership of all of our real estate investments, whether or not we “control” the investment under GAAP.

Financial information related to Fully Consolidated Entities, Noncontrolling Interest and Company Share of Unconsolidated Entities is included in the Appendix section of this supplemental package.

Supplemental Operating Information
The operating information contained in this document includes: occupancy data, retail sales data, leasing summaries, comparable NOI, NOI by product type and core market, reconciliation of NOI to earnings (loss) before income taxes, reconciliation of net earnings (loss) to FFO, reconciliation of FFO to Operating FFO, reconciliation of net earnings (loss) to EBITDA, Operating FFO bridges, historical trends and our development pipeline. We believe this information gives interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including stabilized properties open and operated in the nine months ended September 30, 2016 and 2015. We believe occupancy data, retail sales data, leasing spreads on retail and office properties, and other rental rate information on multi-family properties represent meaningful operating statistics about us.

Consolidation Method
In line with industry practice, we have a number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under GAAP, the full consolidation method is used to report assets and liabilities at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity (“VIE”), even if our ownership is not 100%.

Net Asset Value Components
We disclose components of our business relevant to calculate NAV, a non-GAAP measure. There is no directly comparable GAAP financial measure to NAV. We consider NAV to be a useful supplemental measure which assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company. NAV components are shown at our total company ownership. We believe disclosing the components at total company ownership is essential to estimate NAV, as they represent our estimated proportionate amount of assets and liabilities the Company is entitled to.

The components of NAV do not consider the potential changes in rental and fee income streams or development platform. The components include non-GAAP financial measures, such as NOI and information related to our rental properties business at the Company’s share. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP measures as supplementary information to evaluate our business. The non-GAAP measures presented are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

FFO
FFO, along with net earnings, provides additional information about our core operations. While property dispositions, acquisitions or other factors impact net earnings in the short-term, we believe FFO presents a more consistent view of the overall financial performance of our business from period-to-period since the core of our business is the recurring operations of our portfolio of real estate assets. Management believes that the exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets and impairment of depreciable real estate, management believes that FFO, along with the required GAAP presentations, provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

The majority of our peers in the publicly traded real estate industry are REITs and report operations using FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”). Although we were not a REIT for the prior period presented, management believes it is important to publish this measure to allow for easier comparison of our performance to our peers. The major difference between us and our REIT peers is that we were a taxable entity and any taxable income we generated could have resulted in payment of federal or state income taxes. Our REIT peers typically do not pay federal or state income taxes on their qualified REIT investments, but distribute a significant portion of their taxable income to shareholders. Due to our effective tax management policies, we have not historically been a significant payer of income taxes. This has allowed us to retain our internally generated cash flows but has also resulted in large expenses for deferred taxes as required by GAAP.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

FFO is defined by NAREIT as net earnings excluding the following items at our proportionate share: i) gain (loss) on full or partial disposition of rental properties, divisions and other investments (net of tax); ii) non-cash charges for real estate depreciation and amortization; iii) impairment of depreciable real estate (net of tax); and iv) cumulative or retrospective effect of change in accounting principle (net of tax).

Operating FFO
In addition to reporting FFO, we report Operating FFO as an additional measure of our operating performance. We believe it is appropriate to adjust FFO for significant items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance and may not be directly comparable to similarly-titled measures reported by other companies.

We define Operating FFO as FFO adjusted to exclude: i) impairment of non-depreciable real estate; ii) write-offs of abandoned development projects and demolition costs; iii) income recognized on state and federal historic and other tax credits; iv) gains or losses from extinguishment of debt; v) change in fair market value of nondesignated hedges; vi) gains or losses on change in control of interests; vii) the adjustment to recognize rental revenues and rental expense using the straight-line method; viii) participation payments to ground lessors on refinancing of our properties; ix) other transactional items; x) the Nets pre-tax FFO; and xi) income taxes on FFO.

EBITDA
EBITDA, a non-GAAP measure, is defined as net earnings excluding the following items at our proportionate share: i) non-cash charges for depreciation and amortization; ii) interest expense; iii) amortization of mortgage procurement costs; and iv) income taxes. EBITDA may not be directly comparable to similarly-titled measures reported by other companies. We use EBITDA as a starting point in order to derive Adjusted EBITDA as further described below.

Adjusted EBITDA
We define Adjusted EBITDA, a non-GAAP measure, as EBITDA adjusted to exclude: i) impairment of real estate; ii) gains or losses from extinguishment of debt; iii) gain (loss) on full or partial disposition of rental properties, development projects and other investments; iv) gains or losses on change in control of interests; v) other transactional items, including REIT conversion, reorganization costs and termination benefits; and vi) the Nets pre-tax EBITDA. We believe EBITDA, Adjusted EBITDA and net debt to Adjusted EBITDA provide additional information in evaluating our credit and ability to service our debt obligations. Adjusted EBITDA is used by the chief operating decision maker and management to assess operating performance and resource allocations by segment and on a consolidated basis. Management believes Adjusted EBITDA gives the investment community a more complete understanding of the Company’s operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. However, Adjusted EBITDA should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating Adjusted EBITDA and, accordingly, the Company’s Adjusted EBITDA may not be comparable to other REITs.

Net Debt to Adjusted EBITDA
Net Debt to Adjusted EBITDA is defined as total debt, net at our proportionate share (total debt includes outstanding borrowings on our revolving credit facility, our term loan facility, convertible senior debt, net, nonrecourse mortgages and notes payable, net) less cash and equivalents, at our proportionate share, divided by Adjusted EBITDA. Net Debt to Adjusted EBITDA is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate its capital structure and the magnitude of its debt against its operating performance. The Company believes that investors use versions of this ratio in a similar manner. The Company’s method of calculating the ratio may be different from methods used by other REITs and, accordingly, may not be comparable to other REITs.

NOI
NOI, a non-GAAP measure, reflects our share of the core operations of our rental real estate portfolio, prior to any financing activity. NOI is defined as revenues less operating expenses of consolidated and unconsolidated subsidiaries within our Office, Retail, Apartments and Development segments, except for revenues and cost of sales associated with sales of land held in these segments. The activities of our Corporate and Other segments do not involve the operations of our rental property portfolio and therefore are not included in NOI.

We believe NOI provides important information about our core operations and, along with earnings before income taxes, is necessary to understand our business and operating results. Because NOI excludes general and administrative expenses, interest expense,

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

depreciation and amortization, revenues and cost of sales associated with sales of land, other non-property income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial and residential real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. We use NOI to evaluate our operating performance on a portfolio basis since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant mix have on our financial results. Investors can use NOI as supplementary information to evaluate our business. In addition, management believes NOI provides useful information to the investment community about our financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry. NOI is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, our GAAP measures, and may not be directly comparable to similarly-titled measures reported by other companies.

Comparable NOI
We use comparable NOI as a metric to evaluate the performance of our office, retail and apartment properties. This measure provides a same-store comparison of operating results of all stabilized properties that are open and operating in all periods presented. Non-capitalizable development costs and unallocated management and service company overhead are not directly attributable to an individual operating property and are considered non-comparable NOI. In addition, certain income and expense items at the property level, such as lease termination income, real estate tax assessments or rebates, certain litigation expenses incurred and any related legal settlements and NOI impacts of changes in ownership percentages, are excluded from comparable NOI. Other properties and activities such as Arena, federally assisted housing, military housing, straight-line rent adjustments and participation payments as a result of refinancing transactions are not evaluated on a comparable basis and the NOI from these properties and activities is considered non-comparable NOI.

Comparable NOI is an operating statistic defined as NOI from stabilized properties operated in all periods presented, net of noncontrolling interests. Comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and is used to assess operating performance and resource allocation of the operating properties. While property dispositions, acquisitions or other factors impact net earnings in the short term, we believe comparable NOI presents a more consistent view of the overall performance of our operating portfolio from period to period. A reconciliation of earnings (loss) before income taxes, the most comparable financial measure calculated in accordance with GAAP, to NOI, a reconciliation of NOI to earnings (loss) before income taxes for each operating segment and a reconciliation from NOI to comparable NOI are included in this supplemental package.

Other Reclassifications
In April 2015, the FASB issued an Accounting Standards Update to simplify the presentation of debt issuance costs. This guidance requires that third-party debt issuance costs be presented in the balance sheet as a direct deduction from the carrying value of the debt. This guidance is effective for fiscal years, and for interim reporting periods within those fiscal years, beginning after December 15, 2015. As a result of the adoption of this guidance on January 1, 2016, we reclassified mortgage procurement costs from other assets to nonrecourse mortgage debt and notes payable, net and convertible senior debt, net on the December 31, 2015 Consolidated Balance Sheet. In addition, we reclassified mortgage procurement costs from assets held for sale to liabilities held for sale on the December 31, 2015 Consolidated Balance Sheet.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Headquarters
Forest City Realty Trust, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Annual Report on Form 10-K
A copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2015, can be found on our website under SEC Filings or may be obtained without charge upon written request to:
Jeffrey B. Linton
Senior Vice President - Corporate Communication
JeffLinton@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Michael E. Lonsway
Senior Vice President - Planning
MikeLonsway@forestcity.net
Investor Presentations
Please note we periodically post updated investor presentations on the Investors page of our website at www.forestcity.net. It is possible the periodic updates may include information deemed to be material. Therefore, we encourage investors, the media, and other interested parties to review the Investors page of our website at www.forestcity.net for the most recent investor presentation.
Transfer Agent and Registrar
Wells Fargo
Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-9440
(800) 468-9716
www.shareowneronline.com
NYSE Listings
FCEA - Class A Common Stock ($.01 par value)
FCEB - Class B Common Stock ($.01 par value)
Dividend Reinvestment and Stock Purchase Plan
We offer our shareholders the opportunity to purchase additional shares of common stock through the Forest City Realty Trust, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”). You may obtain a copy of the Plan prospectus and an enrollment card by contacting Wells Fargo Shareowner Services at (800) 468-9716 or by visiting www.shareowneronline.com.

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Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – (Unaudited)

	September 30, 2016	December 31, 2015
	(in thousands)
Assets
Real Estate
Completed rental properties
Office	$3,568,877	$3,674,061
Retail	424,090	1,254,721
Apartments	2,565,017	2,423,361
Total Operations	6,557,984	7,352,143
Recently-Opened Properties/Redevelopment	533,574	330,830
Corporate	10,626	10,542
Other	—	556
Total completed rental properties	7,102,184	7,694,071
Projects under construction
Office	98,493	84,253
Retail	—	—
Apartments	452,901	545,574
Total projects under construction	551,394	629,827
Projects under development
Operating properties	13,533	36,152
Office	100,392	90,246
Retail	—	23,777
Apartments	111,050	109,616
Total projects under development	224,975	259,791
Total projects under construction and development	776,369	889,618
Land inventory	72,763	69,318
Total Real Estate	7,951,316	8,653,007
Less accumulated depreciation	(1,427,021)	(1,624,920)
Real Estate, net	6,524,295	7,028,087
Cash and equivalents	385,998	265,677
Restricted cash	146,750	161,891
Accounts receivable, net	219,903	221,562
Notes receivable	410,461	154,585
Investments in and advances to unconsolidated entities	539,209	678,872
Lease procurement costs, net	79,291	95,924
Prepaid expenses and other deferred costs, net	80,611	107,848
Intangible assets, net	141,969	198,672
Deferred income taxes, net	—	83,645
Assets held for sale	22,320	926,387
Total Assets	$8,550,807	$9,923,150

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheets – (Unaudited)

	September 30, 2016	December 31, 2015
	(in thousands)
Liabilities and Equity
Liabilities
Nonrecourse mortgage debt and notes payable, net
Completed rental properties
Office	$1,787,535	$1,815,297
Retail	224,675	559,337
Apartments	1,372,068	1,281,557
Total Operations	3,384,278	3,656,191
Recently-Opened Properties/Redevelopment	231,584	196,822
Other	—	—
Total completed rental properties	3,615,862	3,853,013
Projects under construction
Office	23,877	20,189
Retail	—	—
Apartments	72,422	50,353
Total projects under construction	96,299	70,542
Projects under development
Operating properties	—	—
Office	—	—
Retail	—	—
Apartments	31,667	32,147
Total projects under development	31,667	32,147
Total projects under construction and development	127,966	102,689
Land inventory	—	—
Nonrecourse mortgage debt and notes payable, net	3,743,828	3,955,702
Revolving credit facility	—	—
Term loan facility	—	—
Convertible senior debt, net	112,067	267,235
Construction payables	155,451	166,811
Operating accounts payable and accrued expenses	563,847	622,327
Accrued derivative liability	60,595	73,679
Total Accounts payable, accrued expenses and other liabilities	779,893	862,817
Cash distributions and losses in excess of investments in unconsolidated entities	149,314	150,255
Liabilities held for sale	353	552,607
Total Liabilities	4,785,455	5,788,616
Redeemable Noncontrolling Interest	—	159,978
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	3,310,637	3,586,237
Accumulated other comprehensive loss	(47,936)	(67,905)
Total Shareholders’ Equity	3,262,701	3,518,332
Noncontrolling interest	502,651	456,224
Total Equity	3,765,352	3,974,556
Total Liabilities and Equity	$8,550,807	$9,923,150

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Revenues
Rental	$162,257	$168,723	$487,986	$457,809
Tenant recoveries	33,755	38,161	93,989	101,241
Service and management fees	17,027	9,911	38,220	31,394
Parking and other	14,166	17,145	43,564	43,644
Arena	—	—	—	—
Land sales	10,325	23,535	22,479	47,589
Subsidized Senior Housing	—	—	—	—
Military Housing	—	6,945	3,518	23,724
Total revenues	237,530	264,420	689,756	705,401
Expenses
Property operating and management	87,460	96,485	258,815	283,060
Real estate taxes	21,682	24,261	67,748	66,959
Ground rent	3,780	3,701	10,866	9,376
Arena operating	—	—	—	—
Cost of land sales	3,148	9,189	5,190	15,716
Subsidized Senior Housing operating	—	—	—	—
Military Housing operating	—	1,938	2,730	6,289
Corporate general and administrative	17,917	10,921	51,779	38,775
REIT conversion, reorganization costs and termination benefits	8,092	9,515	22,493	25,498
	142,079	156,010	419,621	445,673
Depreciation and amortization	62,892	71,155	188,521	180,379
Write-offs of abandoned development projects	10,058	—	10,058	5,778
Impairment of real estate	142,261	425,463	156,825	425,463
Total expenses	357,290	652,628	775,025	1,057,293
Operating loss	(119,760)	(388,208)	(85,269)	(351,892)
Interest and other income	11,980	8,995	32,665	27,977
Net gain on disposition of interest in unconsolidated entities	—	—	—	—
Net loss on change in control of interests	—	—	—	487,684
Interest expense	(34,060)	(39,592)	(101,130)	(119,685)
Amortization of mortgage procurement costs	(1,314)	(1,793)	(4,395)	(5,756)
Loss on extinguishment of debt	—	(23,609)	(29,084)	(61,953)
Earnings (loss) before income taxes and earnings (loss) from unconsolidated entities	(143,154)	(444,207)	(187,213)	(23,625)
Earnings (loss) from unconsolidated entities	(299,967)	7,335	(268,267)	37,250
Earnings (loss) before income taxes	(443,121)	(436,872)	(455,480)	13,625
Income tax expense (benefit) of taxable REIT subsidiaries
Current	525	5,711	1,774	11,770
Deferred	—	(169,525)	393	11,969
	525	(163,814)	2,167	23,739
Loss before loss on disposal of real estate	(443,646)	(273,058)	(457,647)	(10,114)
Net gain on disposition of interest in development project, net of tax	—	—	136,117	—
Net gain on disposition of full or partial interests in rental properties, net of tax	14,067	1,067	103,085	1,067
Loss from continuing operations	(429,579)	(271,991)	(218,445)	(9,047)
Discontinued operations, net of tax
Operating loss from rental properties	—	(8,565)	(1,126)	(24,462)
Gain on disposition of rental properties	—	—	64,553	—
Equity in earnings (loss)	—	(22,554)	(822)	(23,529)
	—	(31,119)	62,605	(47,991)
Net loss	(429,579)	(303,110)	(155,840)	(57,038)
Noncontrolling interests, gross of tax
Earnings from continuing operations attributable to noncontrolling interests	(1,282)	(4,164)	(5,163)	(10,446)
Loss from discontinued operations attributable to noncontrolling interests	—	5,055	776	14,812
	(1,282)	891	(4,387)	4,366
Net loss attributable to Forest City Realty Trust, Inc.	$(430,861)	$(302,219)	$(160,227)	$(52,672)

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Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – September 30, 2016

Completed Rental Properties - Operations
	Q3 2016		Net Stabilized	Stabilized	Annualized	Nonrecourse
(Dollars in millions at company’s share)	NOI (1)		Adjustments (2)	NOI	Stabilized NOI (3)	Debt, net (4)
Operations	A		B	=A+B
Office Real Estate
Life Science
Cambridge	$16.2		$1.9	$18.1	$72.4	$(431.8)
Other Life Science	5.1		—	5.1	20.4	(156.2)
New York
Manhattan	14.0		—	14.0	56.0	(638.7)
Brooklyn	22.6		—	22.6	90.4	(411.8)
Central Business District	5.1		(0.5)	4.6	18.4	(136.7)
Suburban/Other	3.3	—	—	3.3	13.2	(83.1)
Subtotal Office	$66.3		$1.4	$67.7	$270.8	$(1,858.3)
Retail Real Estate
Regional Malls	$28.2		$—	$28.2	$112.8	$(1,068.7)
Specialty Retail Centers	12.0	—	—	12.0	48.0	(485.3)
Subtotal Retail	$40.2		$—	$40.2	$160.8	$(1,554.0)
Apartment Real Estate
Apartments, Core Markets	$34.1	—	$0.3	$34.4	$137.6	$(1,351.0)
Apartments, Non-Core Markets	10.8		0.6	11.4	45.6	(311.0)
Subtotal Apartment Product Type	$44.9		$0.9	$45.8	$183.2	$(1,662.0)
Federally Assisted Housing (5)	4.6		0.3	4.9	19.6	(141.8)
Subtotal Apartments	$49.5		$1.2	$50.7	$202.8	$(1,803.8)
Subtotal	$156.0		$2.6	$158.6	$634.4	$(5,216.1)
Straight-line rent adjustments	2.5		—	2.5	10.0	—
Other Operations	0.5		—	0.5	2.0	—
Total Operations	$159.0		$2.6	$161.6	$646.4	$(5,216.1)

Development
Recently-Opened Properties/Redevelopment	$1.8		$4.3	$6.1	$24.4	$(166.5)
Straight-line rent adjustments	0.3		—	0.3	1.2	—
Other Development	(4.1)	—	(5.5)	(9.6)	(38.4)	—
Total Development	$(2.0)		$(1.2)	$(3.2)	$(12.8)	$(166.5)
					Book Value (4)
Projects under construction					$519.2	$(108.1)
Projects under development					$282.0	$(186.2)
Land inventory:
Stapleton					$47.6	$—
Commercial Outlots					$31.8	$(8.4)
Other Tangible Assets
Cash and equivalents					$442.2
Restricted cash					$254.9
Accounts receivable, net (6)					$264.6
Notes receivable					$413.0
Net investments and advances to unconsolidated entities					$60.2
Prepaid expenses and other deferred costs, net					$94.2
Recourse Debt and Other Liabilities
Revolving credit facility					$—
Term loan facility					$—
Convertible senior debt, net					$(112.1)
Less: convertible debt					$112.1
Construction payables					$(130.3)
Operating accounts payable and accrued expenses (7)					$(707.2)
Share Data (in millions)
Diluted weighted average number of shares for the three months ended September 30, 2016					266.9

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – September 30, 2016 (continued)

(1)	Q3 2016 NOI is reconciled to NOI at full consolidation by Segment for the three months ended September 30, 2016 in the Supplemental Operating Information section of this supplemental package.

(2)	The net stabilized adjustments column represents adjustments assumed to arrive at an estimated annualized stabilized NOI. We include stabilization adjustments to the Q3 2016 NOI as follows

a)
Due to the temporary decline in occupancy at 45/75 Sidney Street (Life Science), we have included a stabilization adjustment to the Q3 2016 NOI to arrive at our estimate of stabilized NOI. This temporary decline was due to one of our tenants relocating to 300 Massachusetts Ave (Life Science). This vacant space is currently leased and is expected to be occupied in Q4 2016.

b)
Due to quarterly fluctuations of NOI as a result of distribution restrictions from our limited-distribution federally assisted housing properties, we have included a stabilization adjustment to the Q3 2016 NOI to arrive at our estimate of stabilized NOI. Our estimate of stabilized NOI is based on the 2015 annual NOI of $19.6 million.

c)	Partial period NOI for recently sold properties has been removed in the Operations Segments.

d)
For recently-opened properties currently in initial lease-up periods included in the Development Segment, NOI is reflected at 5% of the company ownership cost. This assumption does not reflect our anticipated NOI, but rather is used in order to establish a hypothetical basis for an estimated valuation of leased-up properties. The following properties are currently in their initial lease-up periods:

	Cost at 100%	Cost at Company Share	Lease Commitment % as of
Property			October 27, 2016
	(in millions)
Office:
1812 Ashland Ave (Life Science)	$61.2	$61.2	72%
300 Massachusetts Ave (Life Science)	$175.6	$91.7	100%
Apartments:
461 Dean Street (Core Market)	$195.6	$195.6	3%
The Bixby (Core Market)	$53.8	$10.8	6%
Blossom Plaza (Core Market)	$104.1	$26.8	60%
The Yards - Arris (Core Market)	$143.2	$37.3	72%
Aster Town Center North (Core Market)	$23.4	$21.1	90%
NOI attributable to Kapolei Lofts, an apartment community on land in which we lease, is not included in NOI from lease-up properties. We consolidate the land lessor, who is entitled to a preferred return that currently exceeds anticipated operating cash flow of the project, and therefore, this project is reflected at 0% for company-share purposes.  In accordance with the waterfall provisions of the distribution Agreement, we expect to share in the net proceeds upon a sale of the project, which is not currently reflected on the NAV component schedule.

e)
On April 1, 2016, we closed on the creation of a joint venture with QIC, in which QIC acquired 49% of our equity ownership of Ballston Quarter (Development Segment; Recently-Opened Properties/Redevelopment). Due to the planned redevelopment, we have included a stabilization adjustment to the Q3 2016 NOI to arrive at our estimate of annualized stabilized NOI following the disposition of our partial interest and the completion of our planned redevelopment.

f)
In Q3-16, development fee income of $5.5 million was recognized upon achievement of certain milestones on the project at Ballston Quarter (Development Segment; Other Development). We have included a stabilization adjustment to remove this income.

The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure.

(3)	Company ownership annualized stabilized NOI is calculated by taking the Q3 2016 stabilized NOI times a multiple of four.

(4)
Amounts represent the company’s share of each respective balance sheet line item as of September 30, 2016 and may be calculated using the financial information contained in the Appendix of this supplemental package.

(5)
Represents 47 federally assisted housing apartment communities. We recently signed a master purchase and sale agreement to dispose of this portfolio and expect to receive net proceeds of approximately $65 million. We expect the individual property dispositions to close separately beginning in Q4 2016.

(6)	Includes $156.2 million of straight-line rent receivable (net of $9.8 million of allowance for doubtful accounts).

(7)	Includes $63.2 million of straight-line rent payable.

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components - Stabilized NOI - Q2 2016 vs. Q3 2016
The following represents the quarterly change in stabilized NOI used to estimate NAV, as a result of recent property openings, acquisitions or sales, as well as other portfolio changes. GAAP reconciliations for the beginning period can be found in prior supplemental packages furnished with the SEC and are available on our website at www.forestcity.net.

Net Asset Value Components - Stabilized NOI
		Stabilized Adjustments
	Q2 2016	Property	Property	Property	Portfolio	Q3 2016
(Dollars in millions at company’s share)	Stabilized NOI	Openings	Acquisitions	Sales	NOI Changes	Stabilized NOI
Operations
Office Real Estate
Life Science
Cambridge	$18.2	$—	$—	$—	$(0.1)	$18.1
Other Life Science	5.5	—	—	—	(0.4)	5.1
New York
Manhattan	14.1	—	—	—	(0.1)	14.0
Brooklyn	23.8	—	—	—	(1.2)	22.6
Central Business District	5.4	—	—	(0.9)	0.1	4.6
Suburban/Other	3.9	—	—	—	(0.6)	3.3
Subtotal Office	$70.9	$—	$—	$(0.9)	$(2.3)	$67.7
Retail Real Estate
Regional Malls	$29.3	$—	$—	$—	$(1.1)	$28.2
Specialty Retail Centers	11.8	—	—	—	0.2	12.0
Subtotal Retail	$41.1	$—	$—	$—	$(0.9)	$40.2
Apartment Real Estate
Apartments, Core Markets	$34.9	$—	$—	$—	$(0.5)	$34.4
Apartments, Non-Core Markets	11.6	—	—	—	(0.2)	11.4
Subtotal Apartment Product Type	$46.5	$—	$—	$—	$(0.7)	$45.8
Federally Assisted Housing (5)	4.9	—	—	—	—	4.9
Subtotal Apartments	$51.4	$—	$—	$—	$(0.7)	$50.7
Subtotal	$163.4	$—	$—	$(0.9)	$(3.9)	$158.6
Straight-line rent adjustments	3.2	—	—	—	(0.7)	2.5
Other Operations	0.1	—	—	—	0.4	0.5
Total Operations	$166.7	$—	$—	$(0.9)	$(4.2)	$161.6

Development Pipeline
Development
Recently-Opened Properties/Redevelopment	$4.2	$1.9	$—	$—	$—	$6.1
Straight-line rent adjustments	0.2	—	—	—	0.1	0.3
Other Development	(12.3)	—	—	—	2.7	(9.6)
Total Development	$(7.9)	$1.9	$—	$—	$2.8	$(3.2)

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Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Occupancy Data
Office and retail segment occupancy data represents leased occupancy at the end of the quarter. Leased occupancy percentage is calculated by dividing the sum of the total tenant occupied space under the lease and vacant space under the lease by gross leasable area (“GLA”). Occupancy data includes leases with original terms of one year or less.

	Leased Occupancy
	As of September 30,
Office	2016	2015
Comparable	95.1%	96.7%
Total	94.7%	94.8%
Retail
Comparable	94.3%	93.8%
Total	94.3%	93.3%
Apartment segment occupancy data represents economic occupancy, which is calculated by dividing the period-to-date gross potential rent less vacancy by gross potential rent. Apartment occupancy data excludes military and limited-distribution subsidized senior housing units.

	Economic Occupancy
	Nine Months Ended September 30,
Apartments	2016	2015
Comparable	94.5%	95.1%
Total	94.3%	95.0%
The graph below provides comparable leased and economic occupancy data as reported in previous quarters. Prior period amounts may differ from above since the properties qualifying as comparable change from period to period.
Comparable Occupancy Percentage Trend

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Retail Sales Data
The following provides retail sales data for small shop inline tenants at our regional malls. We believe this data allows investors to better understand the productivity of our small shop inline tenants.
The graph below represents regional mall sales for tenants that were open and operating for the duration of each rolling 12-month period presented. Those tenants that have begun and/or ceased operations in the rolling 12-month periods shown are not included.

FCE Regional Mall Sales per Square Foot (1)
Rolling 12-month basis for periods presented

(1)
All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures applied to other data supplied in this supplemental package.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Leasing Summary
Office Buildings
The following table represents those new leases and GLA signed on the same space in which there was a former tenant and existing tenant renewals along with all other new leases signed within the rolling 12-month period.

	Same-Space Leases					Other New Leases
Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Total GLA Signed
Q4 2015	25	156,299	$19.90	$19.85	0.3%	5	6,023	$17.28	162,322
Q1 2016	20	244,517	$61.23	$55.51	10.3%	5	7,742	$19.51	252,259
Q2 2016	20	526,931	$34.39	$30.08	14.3%	4	12,503	$18.12	539,434
Q3 2016	9	79,348	$28.02	$26.52	5.7%	5	8,227	$22.71	87,575
Total	74	1,007,095	$38.08	$34.33	10.9%	19	34,495	$19.38	1,041,590

Retail Centers
The following tables represent those new leases and GLA signed and rent per square foot (“SF”) on the same space in which there was a former tenant and existing tenant renewals.
Regional Malls

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent
Q4 2015	23	81,251	$51.34	$39.91	28.6%
Q1 2016	28	73,871	$60.51	$52.78	14.6%
Q2 2016	23	49,196	$60.15	$55.57	8.2%
Q3 2016	26	79,205	$63.15	$56.31	12.1%
Total	100	283,523	$58.55	$50.59	15.7%

Specialty Retail Centers

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent
Q4 2015	2	2,334	$39.61	$27.51	44.0%
Q1 2016	2	36,453	$34.72	$34.67	0.1%
Q2 2016	1	1,050	$40.00	$33.00	21.2%
Q3 2016	2	5,131	$82.06	$78.17	5.0%
Total	7	44,968	$40.50	$39.23	3.2%

(1)
Office and Retail contractual rent per square foot includes base rent and fixed additional charges for common area maintenance and real estate taxes as of rental commencement. Retail contractual rent per square foot also includes fixed additional marketing/promotional charges. For all expiring leases, contractual rent per square foot includes any applicable escalations.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Apartment Communities
The following tables present leasing information of our apartment communities. Prior period amounts may differ from data as reported in previous quarters since the properties that qualify as comparable change from period to period.

Quarterly Comparison

		Monthly Average Apartment Rental Rates (2)			Economic Apartment Occupancy
Comparable Apartment	Leasable Units	Three Months Ended September 30,			Three Months Ended September 30,
Communities (1)	at Company % (3)	2016	2015	% Change	2016	2015	% Change
Core Markets	8,520	$1,952	$1,900	2.7%	94.8%	95.7%	(0.9)%
Non-Core Markets	7,794	$982	$957	2.6%	93.5%	93.7%	(0.2)%
Total Comparable Apartments	16,314	$1,489	$1,449	2.8%	94.4%	95.1%	(0.7)%

Year-to-Date Comparison

		Monthly Average Apartment Rental Rates (2)			Economic Apartment Occupancy
Comparable Apartment	Leasable Units	Nine Months Ended September 30,			Nine Months Ended September 30,
Communities (1)	at Company % (3)	2016	2015	% Change	2016	2015	% Change
Core Markets	8,520	$1,936	$1,873	3.4%	95.2%	95.5%	(0.3)%
Non-Core Markets	7,004	$980	$951	3.0%	93.0%	94.1%	(1.1)%
Total Comparable Apartments	15,524	$1,488	$1,440	3.3%	94.5%	95.1%	(0.6)%

Sequential Comparison

		Monthly Average Apartment Rental Rates (2)			Economic Apartment Occupancy
		Three Months Ended			Three Months Ended
Comparable Apartment	Leasable Units	September 30,	June 30,		September 30,	June 30,
Communities (1)	at Company % (3)	2016	2016	% Change	2016	2016	% Change
Core Markets	8,520	$1,952	$1,935	0.9%	94.8%	95.4%	(0.6)%
Non-Core Markets	7,794	$982	$968	1.4%	93.5%	93.4%	0.1%
Total Comparable Apartments	16,314	$1,489	$1,473	1.1%	94.4%	94.8%	(0.4)%

(1)
Includes stabilized apartment communities completely opened and operated in the periods presented. These apartment communities include units leased at affordable apartment rates which provide a discount from average market rental rates. For the three months ended September 30, 2016, 17.4% of leasable units in core markets and 4.6% of leasable units in non-core markets were affordable housing units. Excludes all military and limited-distribution federally assisted housing units.

(2)	Represents gross potential rent less concessions.

(3)	Leasable units represent our share of comparable leasable units at the apartment community.

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Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Comparable NOI

	Three Months Ended	Nine Months Ended
	September 30, 2016	September 30, 2016
Office	(0.4)%	5.4%
Retail	1.6%	4.4%
Apartments	1.8%	4.3%
Total	0.8%	4.8%

The tables below provide the percentage change of Comparable NOI as reported in previous quarters. GAAP reconciliations for previous periods can be found in prior supplemental packages furnished with the SEC and are available on our website at www.forestcity.net.

Quarterly Historical Trends						Year-to-Date and Annual Historical Trends

	Three Months Ended						Nine Months Ended	Year Ended	Year Ended	11 Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015		September 30, 2016	December 31, 2015	December 31, 2014	December 31, 2013
Office	(0.4)%	6.4%	12.1%	7.6%	4.5%	Office	5.4%	4.9%	6.6%	(6.4)%
Retail	1.6%	2.7%	8.3%	4.2%	4.9%	Retail	4.4%	5.1%	2.6%	3.6%
Apartments	1.8%	3.0%	7.8%	5.6%	2.2%	Apartments	4.3%	4.7%	4.3%	4.7%
Total	0.8%	4.3%	9.7%	5.9%	3.9%	Total	4.8%	4.9%	4.8%	(0.2)%
The tables below provide comparable NOI margins for our Operations segments.

Year-to-Date and Annual Historical Trends - Margins on Comparable NOI

	Nine Months Ended	Years Ended
	September 30, 2016	December 31, 2015	December 31, 2014	December 31, 2013
Office	58.9%	57.3%	57.1%	55.8%
Retail	60.1%	55.0%	55.6%	55.1%
Apartments	58.4%	56.7%	56.7%	56.0%
Total	59.1%	56.4%	56.6%	55.7%

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Three Months Ended September 30, 2016				Three Months Ended September 30, 2015
	Consolidated and Unconsolidated Entities (1)	Noncontrolling Interest	Company Share of Discontinued Operations	Company Ownership	Consolidated and Unconsolidated Entities (1)	Noncontrolling Interest	Company Share of Discontinued Operations	Company Ownership	% Change
Office Segment
Comparable NOI	67,835	2,463	—	65,372	68,142	2,516	—	65,626	(0.4)%
Non-Comparable NOI	909	4	—	905	2,689	148	—	2,541
Office Product Type NOI	68,744	2,467	—	66,277	70,831	2,664	—	68,167
Other NOI (2)	2,845	72	—	2,773	2,170	132	—	2,038
Total Office Segment	71,589	2,539	—	69,050	73,001	2,796	—	70,205
Retail Segment
Comparable NOI	39,935	—	—	39,935	39,292	—	—	39,292	1.6%
Non-Comparable NOI	256	—	—	256	5,900	—	—	5,900
Retail Product Type NOI	40,191	—	—	40,191	45,192	—	—	45,192
Other NOI (2)	(733)	—	—	(733)	462	—	—	462
Total Retail Segment	39,458	—	—	39,458	45,654	—	—	45,654
Apartment Segment
Comparable NOI	49,164	6,474	—	42,690	48,263	6,348	—	41,915	1.8%
Non-Comparable NOI	2,645	411	—	2,234	(1,160)	52	—	(1,212)
Apartment Product Type NOI	51,809	6,885	—	44,924	47,103	6,400	—	40,703
Federally Assisted Housing	4,622	—	—	4,622	4,985	—	—	4,985
Other NOI (2)	542	(409)	—	951	(5,289)	(365)	—	(4,924)
Total Apartment Segment	56,973	6,476	—	50,497	46,799	6,035	—	40,764
Operations
Comparable NOI	156,934	8,937	—	147,997	155,697	8,864	—	146,833	0.8%
Non-Comparable NOI	3,810	415	—	3,395	7,429	200	—	7,229
Product Type NOI	160,744	9,352	—	151,392	163,126	9,064	—	154,062
Federally Assisted Housing	4,622	—	—	4,622	4,985	—	—	4,985
Other NOI (2):
Straight-line rent adjustments	2,454	13	—	2,441	4,093	132	—	3,961
Other Operations	200	(350)	—	550	(6,750)	(365)	—	(6,385)
	2,654	(337)	—	2,991	(2,657)	(233)	—	(2,424)
Total Operations	168,020	9,015	—	159,005	165,454	8,831	—	156,623
Development Segment
Recently-Opened Properties/Redevelopment	1,557	(233)	—	1,790	3,957	290	—	3,667
Other Development (3)	(2,678)	1,080	—	(3,758)	(9,239)	(20)	—	(9,219)
Total Development Segment	(1,121)	847	—	(1,968)	(5,282)	270	—	(5,552)
Other Segment	—	—	—	—	5,754	—	3,717	9,471
Grand Total	$166,899	$9,862	$—	$157,037	$165,926	$9,101	$3,717	$160,542

(1)	Includes the Company’s share of NOI from unconsolidated subsidiaries accounted for under the equity method of accounting.

(2)
Includes straight-line rent adjustments, participation payments as a result of refinancing transactions on our properties and unallocated management and service company overhead on our operating properties.

(3)	Includes straight-line adjustments, non-capitalizable costs and development overhead on our development projects.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Nine Months Ended September 30, 2016				Nine Months Ended September 30, 2015
	Consolidated and Unconsolidated Entities (1)	Noncontrolling Interest	Company Share of Discontinued Operations	Company Ownership	Consolidated and Unconsolidated Entities (1)	Noncontrolling Interest	Company Share of Discontinued Operations	Company Ownership	% Change
Office Segment
Comparable NOI	196,189	7,573	—	188,616	186,192	7,321	—	178,871	5.4%
Non-Comparable NOI	17,769	(20)	—	17,789	7,564	405	—	7,159
Office Product Type NOI	213,958	7,553	—	206,405	193,756	7,726	—	186,030
Other NOI (2)	4,794	149	—	4,645	(1,514)	141	—	(1,655)
Total Office Segment	218,752	7,702	—	211,050	192,242	7,867	—	184,375
Retail Segment
Comparable NOI	122,306	—	—	122,306	117,142	—	—	117,142	4.4%
Non-Comparable NOI	787	—	—	787	12,826	—	—	12,826
Retail Product Type NOI	123,093	—	—	123,093	129,968	—	—	129,968
Other NOI (2)	1,253	—	—	1,253	1,724	—	—	1,724
Total Retail Segment	124,346	—	—	124,346	131,692	—	—	131,692
Apartment Segment
Comparable NOI	147,862	19,279	—	128,583	141,076	17,838	—	123,238	4.3%
Non-Comparable NOI	8,256	1,357	—	6,899	(2,345)	(172)	—	(2,173)
Apartment Product Type NOI	156,118	20,636	—	135,482	138,731	17,666	—	121,065
Federally Assisted Housing	14,961	—	—	14,961	14,566	—	—	14,566
Other NOI (2)	(3,844)	(1,469)	—	(2,375)	(14,636)	(1,104)	—	(13,532)
Total Apartment Segment	167,235	19,167	—	148,068	138,661	16,562	—	122,099
Operations
Comparable NOI	466,357	26,852	—	439,505	444,410	25,159	—	419,251	4.8%
Non-Comparable NOI	26,812	1,337	—	25,475	18,045	233	—	17,812
Product Type NOI	493,169	28,189	—	464,980	462,455	25,392	—	437,063
Federally Assisted Housing	14,961	—	—	14,961	14,566	—	—	14,566
Other NOI (2):
Straight-line rent adjustments	7,419	(2)	—	7,421	4,141	144	—	3,997
Other Operations	(5,216)	(1,318)	—	(3,898)	(18,567)	(1,107)	—	(17,460)
	2,203	(1,320)	—	3,523	(14,426)	(963)	—	(13,463)
Total Operations	510,333	26,869	—	483,464	462,595	24,429	—	438,166
Development Segment
Recently-Opened Properties/Redevelopment	1,419	(1,753)	—	3,172	9,183	860	—	8,323
Other Development (3)	(21,223)	2,268	—	(23,491)	(32,997)	(848)	—	(32,149)
Total Development Segment	(19,804)	515	—	(20,319)	(23,814)	12	—	(23,826)
Other Segment	1,304	—	1,198	2,502	19,616	732	13,423	32,307
Grand Total	$491,833	$27,384	$1,198	$465,647	$458,397	$25,173	$13,423	$446,647

(1)	Includes the Company’s share of NOI from unconsolidated subsidiaries accounted for under the equity method of accounting.

(2)
Includes straight-line rent adjustments, participation payments as a result of refinancing transactions on our properties and unallocated management and service company overhead on our operating properties.

(3)	Includes straight-line adjustments, non-capitalizable costs and development overhead on our development projects.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Product Type
Company’s Share (dollars in thousands)

Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015

NOI by Product Type in Operations	$479,941	NOI by Product Type in Operations	$451,629
Other NOI (2):		Other NOI (2):
Straight-line rent adjustments	7,421	Straight-line rent adjustments	3,997
Other Operations	(3,898)	Other Operations	(17,460)
	3,523		(13,463)
Recently-Opened Properties/Redevelopment	3,172	Recently-Opened Properties/Redevelopment	8,323
Development Segment (3)	(23,491)	Development Segment (3)	(32,149)
Other Segment	2,502	Other Segment	32,307
Grand Total NOI	$465,647	Grand Total NOI	$446,647

(1)	Includes limited-distribution federally assisted housing.

(2)
Includes straight-line rent adjustments, participation payments as a result of refinancing transactions on our properties and unallocated management and service company overhead on our operating properties.

(3)	Includes straight-line adjustments, non-capitalizable costs and development overhead on our development projects.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Core Market
Company’s Share (dollars in thousands)

Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015

NOI by Market in Operations	$479,941	NOI by Market in Operations	$451,629
Other NOI (3):		Other NOI (3):
Straight-line rent adjustments	7,421	Straight-line rent adjustments	3,997
Other Operations	(3,898)	Other Operations	(17,460)
	3,523		(13,463)
Recently-Opened Properties/Redevelopment	3,172	Recently-Opened Properties/Redevelopment	8,323
Development Segment (4)	(23,491)	Development Segment (4)	(32,149)
Other Segment	2,502	Other Segment	32,307
Grand Total NOI	$465,647	Grand Total NOI	$446,647

(1)	Includes Richmond, Virginia.

(2)	Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets.

(3)
Includes straight-line rent adjustments, participation payments as a result of refinancing transactions on our properties and unallocated management and service company overhead on our operating properties.

(4)	Includes straight-line adjustments, non-capitalizable costs and development overhead on our development projects.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Earnings (Loss) Before Income Taxes (GAAP) to Net Operating Income (non-GAAP) (in thousands):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015		2016		2015
Earnings (loss) before income taxes (GAAP)		$(443,121)		$(436,872)		$(455,480)		$13,625
Earnings from unconsolidated entities		299,967		(7,335)		268,267		(37,250)
Earnings (loss) before income taxes and earnings from unconsolidated entities		(143,154)		(444,207)		(187,213)		(23,625)
Equity in earnings	$6,433		$7,710		$25,520		$18,341
Exclude non-NOI activity from unconsolidated entities:
Land and non-rental activity, net	(478)		(2,076)		(3,149)		(4,420)
Interest and other income	(592)		(411)		(1,347)		(1,057)
Write offs of abandoned development projects	—		—		—		10,191
Depreciation and amortization	23,642		21,077		68,785		64,861
Interest expense and extinguishment of debt	24,254		24,443		74,948		76,087
Total NOI from unconsolidated entities	$53,259	53,259	$50,743	50,743	$164,757	164,757	$164,003	164,003
Land sales		(10,325)		(23,535)		(22,479)		(47,589)
Cost of land sales		3,148		9,189		5,190		15,716
Other land development revenues		(2,636)		(2,087)		(6,780)		(5,342)
Other land development expenses		1,993		2,770		6,738		7,608
Corporate general and administrative expenses		17,917		10,921		51,779		38,775
REIT conversion, reorganization costs and termination benefits		8,092		9,515		22,493		25,498
Depreciation and amortization		62,892		71,155		188,521		180,379
Write-offs of abandoned development projects		10,058		—		10,058		5,778
Impairment of real estate		142,261		425,463		156,825		425,463
Interest and other income		(11,980)		(8,995)		(32,665)		(27,977)
Gains on change in control of interests		—		—		—		(487,684)
Interest expense		34,060		39,592		101,130		119,685
Amortization of mortgage procurement costs		1,314		1,793		4,395		5,756
Loss on extinguishment of debt		—		23,609		29,084		61,953
Net operating income (Non-GAAP)		$166,899		$165,926		$491,833		$458,397
NOI related to noncontrolling interest		(9,862)		(9,101)		(27,384)		(25,173)
NOI related to company share of discontinued operations		—		3,717		1,198		13,423
NOI at company ownership		$157,037		$160,542		$465,647		$446,647

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Net Loss Attributable to Forest City Realty Trust, Inc.- Quarterly Comparison
Net loss attributable to Forest City Realty Trust, Inc. for the three months ended September 30, 2016 was $(430,861,000) versus net loss of $(302,219,000) for the three months ended September 30, 2015. The variance to the prior year period is primarily attributable to the following fluctuations, which are pre-tax, include unconsolidated investment activity and are net of noncontrolling interests:
Asset Dispositions - $(11,440,000)

•	$(14,856,000) related to a combined fluctuation in revenues and operating expenses at properties in which we disposed of our full or partial interest during 2016 and 2015;

•	$11,312,000 related to increased gains on disposition of full or partial interest in rental properties and unconsolidated investments in 2016 compared to 2015; and

•	$(7,896,000) related to decreased land sales in 2016 compared with 2015, primarily at our Stapleton project.
Financing Transactions - $34,627,000

•
$23,018,000 related to decreased losses on extinguishment of debt in 2016 compared with 2015 primarily due to separate, privately negotiated exchange transactions involving a portion of our Senior Notes due 2016, 2018 and 2020 in 2015;

•
$10,202,000 primarily related to a decrease in interest expense on corporate debt due to separate, privately negotiated exchange transactions involving certain of our Senior Notes due 2016, 2018 and 2020 in 2016 and 2015; and

•	$1,407,000 related to the change in fair market value of certain derivatives not qualifying for hedge accounting between the comparable periods, which was marked to market through interest expense.
Non-Cash Transactions - $(18,901,000)

•	$(21,814,000) related to increased impairment of real estate in 2016 compared to 2015;

•
$12,971,000 related to a decrease in depreciation and amortization expense in 2016 compared with 2015 primarily due to the disposition of our full interest in Barclays Center, and the disposition of our partial interest in Westchester’s Ridge Hill in 2016; and

•	$(10,058,000) related to increased write-offs of abandoned development projects in 2016 compared to 2015.
Operations - $48,972,000

•	$36,842,000 related to a decrease in our equity in loss of the Nets (sold in January 2016);

•	$7,013,000 related to an increase in other management and service income in 2016 compared to 2015;

•	$3,303,000 related to an increase in interest and other income primarily from interest income on notes receivable related to the Nets and Barclays Center sales;

•
$2,940,000 related to a combined fluctuation in revenues and operating expenses for Operations and Development properties in lease-up or recently stabilized but not comparable and other non-comparable properties at September 30, 2016;

•	$(2,549,000) related to a combined fluctuation in revenues and operating expenses in our comparable portfolio in 2016 compared to 2015; and

•	$1,423,000 related to lower REIT conversion, reorganization costs and termination benefits in 2016 compared with 2015.
Income Taxes

•
$(180,171,000) due to increased income tax expense in 2016 compared with 2015. As we are operating as a REIT in 2016, the majority of our operations, other than those in our TRS, will not be subject to federal income tax. As a result, 2016 tax expense is not directly comparable to 2015 due to our change in taxpayer status.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Net Loss Attributable to Forest City Realty Trust, Inc. - Year-to-Date Comparison
Net loss attributable to Forest City Realty Trust, Inc. for the nine months ended September 30, 2016 was $(160,227,000) versus net loss of $(52,672,000) for the nine months ended September 30, 2015. The variance to the prior year period is primarily attributable to the following fluctuations, which are pre-tax, include unconsolidated investment activity and are net of noncontrolling interests:
Asset Dispositions - $321,875,000

•	$240,023,000 related to increased gains on disposition of full or partial interest in rental properties and unconsolidated investments in 2016 compared to 2015;

•	$136,687,000 related to the net gain on disposition of the development site 625 Fulton Avenue in 2016;

•	$(41,259,000) related to a combined fluctuation in revenues and operating expenses at properties in which we disposed of our full or partial interest during 2016 and 2015; and

•	$(13,576,000) related to decreased land sales in 2016 compared with 2015, primarily at our Stapleton project.
Financing Transactions - $66,219,000

•
$33,077,000 primarily related to a decrease in interest expense on corporate debt due to separate, privately negotiated exchange transactions involving certain of our Senior Notes due 2016, 2018 and 2020 in 2016 and 2015;

•
$32,037,000 related to decreased losses on extinguishment of debt compared with 2015 primarily due to separate, privately negotiated exchange transactions involving a portion of our Senior Notes due 2016, 2018 and 2020 in 2016 and 2015;

•
$7,391,000 related to a decrease in interest expense in 2016 compared with 2015 due to increased capitalized interest on projects under construction and development as we increased our construction pipeline; and

•	$(6,286,000) related to the change in fair market value of certain derivatives not qualifying for hedge accounting between the comparable periods, which was marked to market through interest expense.
Non-Cash Transactions - $(510,537,000)

•
$(487,684,000) related to gains on change in control of interest from the June 2015 acquisition of our partner’s 49% equity ownership interest in the MIT Assets, and the April 2015 acquisition of our partner’s 50% ownership interest in three operating apartment communities (Cherry Tree, Chestnut Lake and Stratford Crossing);

•	$(36,378,000) related to increased impairment of real estate in 2016 compared to 2015;

•
$7,614,000 related to a decrease in depreciation and amortization expense in 2016 compared with 2015 primarily due to the disposition of our full interest in entities that develop and manage military family housing, Avenue at Tower City Center and Barclays Center, the disposition of our partial interest in Westchester’s Ridge Hill in 2016 and the disposition of our full interest in Skylight Office Tower in Q3 2015. This decrease was partially offset by recently opened properties and the change from equity method of accounting to full consolidation method upon the acquisition of our partner’s interest in the MIT Assets and three operating apartment communities in Q2 2015; and

•	$5,911,000 related to decreased write-offs of abandoned development projects in 2016 compared to 2015, including $10,191,000 related to unconsolidated entities.
Operations - $96,491,000

•	$38,434,000 related to a decrease in our equity in loss of the Nets (sold in January 2016);

•	$24,222,000 related to a combined fluctuation in revenues and operating expenses at properties in which we recently acquired our partners’ interest;

•	$10,510,000 related to a combined fluctuation in revenues and operating expenses in our comparable portfolio in 2016 compared to 2015;

•	$8,442,000 related an increase in other management and service income in 2016 compared to 2015;

•
$6,616,000 related to a combined fluctuation in revenues and operating expenses for Operations and Development properties in lease-up or recently stabilized but not comparable and other non-comparable properties at September 30, 2016;

•	$5,262,000 related to an increase in interest and other income primarily from interest income on notes receivable related to the Nets and Barclays Center sales; and

•	$3,005,000 related to lower REIT conversion, reorganization costs and termination benefits in 2016 compared with 2015.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Income Taxes

•
$(80,140,000) due to increased income tax expense primarily due to gains on sale of assets owned by our TRS in 2016. The tax expense in 2016 is primarily non-cash as it largely relates to the utilization of the deferred tax asset to offset the taxable gain on the various sales. As we are operating as a REIT in 2016, the majority of our operations, other than those in our TRS, will not be subject to federal income tax. As a result, 2016 tax expense is not directly comparable to 2015 due to our change in taxpayer status.

Interest Expense – The following table summarizes interest incurred, capitalized and paid on all forms of indebtedness

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Amortization and mark-to-market adjustments of derivative instruments	$513	$1,893	$3,714	$(2,652)
Interest incurred	43,972	48,103	129,136	147,948
Interest capitalized	(10,425)	(10,404)	(31,720)	(25,611)
Net interest expense	$34,060	$39,592	$101,130	$119,685

Capital Expenditures for our Operating Portfolio – Our diversified real estate portfolio requires capital expenditures, including tenant improvements, to maintain and improve its operating performance. The following table represents our capital expenditures by segment:

	Nine Months Ended September 30,
	2016	2015
	(in thousands)
Operating properties:
Office Segment	$6,514	$15,380
Retail Segment	4,156	4,636
Apartment Segment	9,070	9,941
Corporate Segment	99	19
Total operating properties	19,839	29,976
Tenant improvements:
Office Segment	13,260	31,037
Retail Segment	4,317	3,018
Total capital expenditures	$37,416	$64,031
Disposition:
Arena	$—	$6,777

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings (Loss) to FFO
The table below reconciles net earnings (loss), the most comparable GAAP measure, to FFO, a non-GAAP measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Net loss attributable to Forest City Realty Trust, Inc.	$(430,861)	$(302,219)	$(160,227)	$(52,672)
Depreciation and Amortization—Real Estate Groups (2)	78,880	91,490	236,530	242,984
Gain on disposition of full or partial interests in rental properties	(14,067)	(2,755)	(125,815)	(22,039)
Impairment of depreciable rental properties	141,031	409,156	155,595	409,156
Income tax expense adjustment — current and deferred (3):
Gain on disposition of full or partial interests in rental properties	—	1,088	55,272	8,549
Impairment of depreciable rental properties	—	(158,805)	—	(158,805)
FFO attributable to Forest City Realty Trust, Inc.	$(225,017)	$37,955	$161,355	$427,173

FFO Per Share - Diluted
Numerator (in thousands):
FFO attributable to Forest City Realty Trust, Inc.	$(225,017)	$37,955	$161,355	$427,173
If-Converted Method (adjustments for interest, net of tax for 2015):
5.000% Notes due 2016	—	24	—	407
4.250% Notes due 2018	—	1,112	—	4,641
3.625% Notes due 2020	—	712	—	3,108
FFO for per share data	$(225,017)	$39,803	$161,355	$435,329
Denominator:
Weighted average shares outstanding—Basic	258,713,429	255,417,396	258,437,586	230,778,223
Effect of stock options, restricted stock and performance shares	—	1,748,909	1,221,719	2,559,270
Effect of convertible debt	—	13,416,727	—	19,910,541
Effect of convertible 2006 Class A Common Units	—	2,793,642	1,940,788	2,912,683
Weighted average shares outstanding - Diluted (1)	258,713,429	273,376,674	261,600,093	256,160,717
FFO Per Share - Diluted	$(0.87)	$0.15	$0.62	$1.70

(1)
For the three months ended September 30, 2016, the effect of 8,157,781 shares of dilutive securities was not included in the computation of diluted FFO per share because their effect is anti-dilutive due to the negative FFO for the quarter. For the nine months ended September 30, 2016, weighted-average shares issuable upon the conversion of convertible debt of 6,873,490 were not included in the computation of diluted FFO per share because their effect is anti-dilutive under the if-converted method. As a result, adjustments to FFO are not required for interest expense of $1,141,000 and $4,671,000 for the three and nine months September 30, 2016, respectively, related to these securities.

(2)	The following table provides detail of depreciation and amortization:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Full Consolidation	$62,892	$71,155	$188,521	$180,379
Non-Real Estate	(762)	(1,107)	(2,335)	(3,445)
Real Estate Full Consolidation	62,130	70,048	186,186	176,934
Real Estate related to noncontrolling interest	(5,889)	(3,990)	(15,679)	(11,695)
Real Estate Unconsolidated	22,639	20,357	65,988	62,553
Real Estate Discontinued Operations	—	5,075	35	15,192
Real Estate at Company share	$78,880	$91,490	$236,530	$242,984

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

(3)	The following table provides detail of income tax expense (benefit):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Income tax expense (benefit) on FFO
Operating Earnings:
Current taxes	$525	$1,088	$4,245	$1,730
Deferred taxes	—	(23,017)	24,022	151,925
Total income tax expense (benefit) on FFO	525	(21,929)	28,267	153,655
Income tax expense (benefit) on non-FFO
Disposition of full or partial interests in rental properties:
Current taxes	$—	$5,438	$(4,351)	$8,320
Deferred taxes	—	(4,350)	59,623	229
Disposition of full or partial interests in rental properties	—	1,088	55,272	8,549
Impairment of depreciable rental properties - deferred taxes	—	(158,805)	—	(158,805)
Total income tax expense (benefit) on non-FFO	—	(157,717)	55,272	(150,256)
Grand Total	$525	$(179,646)	$83,539	$3,399

Reconciliation of FFO to Operating FFO

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change
	(in thousands)			(in thousands)
FFO attributable to Forest City Realty Trust, Inc.	$(225,017)	$37,955		$161,355	$427,173
Impairment of non-depreciable real estate	307,630	17,691		307,630	17,691
Write-offs of abandoned development projects	10,058	—		10,058	15,969
Tax credit income	(3,081)	(3,308)		(9,025)	(10,520)
Loss on extinguishment of debt	—	23,018		29,933	61,970
Change in fair market value of nondesignated hedges	(42)	1,033		1,944	(4,059)
Gains on change in control of interests	—	—		—	(487,684)
Net gain on disposition of interest in development project	—	—		(136,687)	—
Net gain on disposition of partial interest in other investment - Nets	—	—		(136,247)	—
Straight-line rent adjustments	(2,758)	(4,111)		(7,969)	(4,471)
Participation payments	—	11		—	11
REIT conversion, reorganization costs and termination benefits	8,092	9,515		22,493	25,498
Nets pre-tax FFO	—	36,842		1,400	38,435
Income tax expense (benefit) on FFO	525	(21,929)		28,267	153,655
Operating FFO attributable to Forest City Realty Trust, Inc.	$95,407	$96,717	(1.4)%	$273,152	$233,668	16.9%
If-Converted Method (adjustments for interest, pre-tax):
5.000% Notes due 2016	—	39		—	665
4.250% Notes due 2018	778	1,816		3,028	7,581
3.625% Notes due 2020	363	1,164		1,643	5,078
Operating FFO attributable to Forest City Realty Trust, Inc. (If-Converted)	$96,548	$99,736		$277,823	$246,992
Weighted average shares outstanding - Diluted	266,871,210	273,376,674		268,473,583	256,160,717

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings (Loss) to EBITDA

Three Months Ended September 30,	Nine Months Ended September 30,
2016	2015	2016	2015
(in thousands)
Net earnings attributable to Forest City Realty Trust, Inc.	$(430,861)	$(302,219)	$(160,227)	$(52,672)
Depreciation and amortization	79,642	92,613	238,865	246,479
Interest expense	54,408	66,017	168,023	202,205
Amortization of mortgage procurement costs	2,239	2,452	6,676	7,859
Income tax expense	525	(179,646)	83,539	3,399
EBITDA attributable to Forest City Realty Trust, Inc.	$(294,047)	$(320,783)	$336,876	$407,270
Impairment of real estate	448,661	426,847	463,225	426,847
Net loss on extinguishment of debt	—	23,018	29,933	61,970
Net gain on disposition of interest in development project	—	—	(136,687)	—
Net gain on disposition of partial interest in other investment - Nets	—	—	(136,247)	—
Net gain on disposition of full or partial interests in rental properties	(14,067)	(2,755)	(125,815)	(22,039)
Gains on change in control of interests	—	—	—	(487,684)
Nets pre-tax EBITDA	—	36,842	1,400	38,435
REIT conversion, reorganization costs and termination benefits	8,092	9,515	22,493	25,498
Adjusted EBITDA attributable to Forest City Realty Trust, Inc.	$148,639	$172,684	$455,178	$450,297

As of September 30,	As of September 30,
2016	2015	2016	2015
(in thousands)
Nonrecourse mortgage debt and notes payable, net (1)	$5,685,413	$6,006,454	$5,685,413	$6,006,454
Revolving credit facility	—	—	—	—
Term loan facility	—	—	—	—
Convertible senior debt, net (1)	112,067	268,206	112,067	268,206
Total debt	$5,797,480	$6,274,660	$5,797,480	$6,274,660
Less cash and equivalents	(442,216)	(339,462)	(442,216)	(339,462)
Less cash and equivalents on assets held for sale	(1,215)	—	(1,215)	—
Net Debt	$5,354,049	$5,935,198	$5,354,049	$5,935,198

Net Debt to Adjusted EBITDA (Annualized) (2) (3)	9.0	x	8.6	x	8.8	x	9.9	x

(1)
Balances as of September 30, 2015 have been recast to include unamortized mortgage procurement costs of $75,685 and $4,043 in nonrecourse mortgage debt and notes payable, net and convertible senior debt, net, respectively, to be consistent with presentation as of September 30, 2016.

(2)
Adjusted EBITDA for the three months ended September 30, 2016 includes write-offs of abandoned development projects of $10,058 ($40,232 annualized). Excluding write-offs of development projects, Net Debt to Adjusted EBITDA for the three months ended September 30, 2016 would have been 8.4x.

(3)	Due to the June 2015 acquisition of our partner's 49% equity ownership interest in the MIT Assets, the nine months ended September 30,
2015 does not include the benefit of additional annualized Adjusted EBITDA of approximately $17,500, which would have been generated by our additional ownership interests in periods prior to the acquisition date. Inclusive of this adjustment, the Net Debt to Adjusted EBITDA for the nine months ended September 30, 2015 would have been 9.6x.

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Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
Three Months Ended September 30, 2016 vs. Three Months Ended September 30, 2015
(in millions)
$110.0
$105.0
$100.0
$95.0
$90.0
$96.7
5.4
2.7
2.2
2.1
1.2
(1.5)
(4.8)
(8.6)
$95.4
Three Months Ended Sept 30, 2015
Change in Other NOI/ Corporate G&A
Decreased Corporate/ mature portfolio interest
Interest on notes receivable
New property openings and acquisitions
NOI on mature portfolio
Other
Stapleton land sales
Property sales
Three Months Ended Sept 30, 2016

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
Nine Months Ended September 30, 2016 vs. Nine Months Ended September 30, 2015

(in millions)
$300.0
$280.0
$260.0
$240.0
$220.0
$200.0
$233.7
20.3
18.4
18.1
9.2
6.2
5.6
(4.0)
(10.7)
(23.6)
$273.2
Nine Months Ended Sept 30, 2015
NOI on mature portfolio
New property openings and acquisitions
Decreased Corporate/ mature portfolio interest
Change in Other NOI/ Corporate G&A
Capitalized Interest
Interest on notes receivable
Other
Stapleton land sales
Property sales
Nine Months Ended Sept 30, 2016

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Historical Trends

Through the implementation of our strategic plan, we approach our business by:

•	Focusing on core markets and products as we develop, own and operate a high-quality portfolio;

•	Driving operational excellence through all aspects of our company; and

•	Building a strong, sustaining capital structure, improved balance sheet and debt metrics.

The tables below illustrate our progress as we continue to implement our strategic plan. The financial and operating data presented is as reported in previous year-end supplemental packages. GAAP reconciliations for previous years can be found in prior supplemental packages furnished with the SEC and are available on our website at www.forestcity.net.

Development ratio is defined as total assets (less accumulated depreciation) divided by total projects under construction and development and land inventory. Total debt includes outstanding borrowings on our revolving credit facility, our term loan facility, convertible senior debt, net, nonrecourse mortgages and notes payable, net. All metrics are reflected at company share.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Historical Trends (continued)

*
Represents data for the full year ended December 31, 2013, which is consistent with our calendar year-end adopted in 2013. As such, data for the year ended December 31, 2013 includes results for the month ended January 31, 2013, which was previously included in the financial results for the year ended January 31, 2013 in our supplemental package furnished with the SEC on March 27, 2013.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Projects Under Construction
September 30, 2016

						Cost at Completion (b)			Cost Incurred to Date (c)
		Anticipated	Legal				Cost at			Cost at
		Opening	Ownership		Company	Cost	Company		Cost	Company	No. of		Lease %
	Location	Date	(a)		% (a)	at 100%	Share		at 100%	Share	Units	GLA	(d)
						(in millions)
Projects Under Construction
Apartments:
Arizona State Retirement System Joint Venture:
NorthxNorthwest (Museum Towers II)	Philadelphia, PA	Q4-16	25%		25%	$114.4	28.7		$104.0	$27.9	286	—
Eliot on 4th	Washington, D.C.	Q1-17	25%		25%	142.9	38.4		87.1	24.6	365	5,000
Broadway and Hill	Los Angeles, CA	Q3-17	25%		25%	140.1	36.2		97.5	29.6	391	15,000
West Village II	Dallas, TX	Q1-18/Q2-18	25%		25%	121.2	31.1		31.4	8.8	389	4,250
						$518.6	$134.4		$320.0	$90.9	1,431	24,250
Greenland Joint Venture (e):
535 Carlton	Brooklyn, NY	Q4-16/Q4-17	30%	(f)	30%	$168.1	$47.2		$125.1	$34.1	298	—
550 Vanderbilt (condominiums)	Brooklyn, NY	Q1-17/Q3-17	30%	(f)	30%	362.7	98.0		275.1	73.1	278	7,000
38 Sixth Ave	Brooklyn, NY	Q2-17/Q2-18	30%	(f)	30%	202.7	55.6		108.3	27.7	303	28,000
Pacific Park - Parking (g)	Brooklyn, NY	Q4-16/Q1-18	30%	(f)	30%	46.2	4.1		32.3	0.0	—	—
						779.7	204.9		540.8	134.9	879	35,000
Town Center Wrap	Denver, CO	Q2-17/Q4-17	95%		95%	93.1	88.4		27.3	26.0	399	7,000
Hudson Exchange	Jersey City, NJ	Q1-18	50%	(f)	50%	214.1	107.1		113.4	57.9	421	9,000
						$1,605.5	$534.8		$1,001.5	$309.7	3,130	75,250
Office:
The Bridge at Cornell Tech	Roosevelt Island, NY	Q2-17	100%		100%	164.1	164.1		98.5	98.5	—	235,000	39%
Total Projects Under Construction (h)						$1,769.6	$698.9		$1,100.0	$408.2

Estimated Initial Yield on Cost							5.6% - 6.1%	(i)
See footnotes on the following page.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Property Openings
September 30, 2016

							Cost at Completion (b)
		Date	Legal				Cost	Cost at	No. of
	Location	Opened	Ownership (a)		Company % (a)		at 100%	Company Share	Units	GLA	Lease % (d)
							(in millions)
2016 Property Openings
Apartments:
461 Dean Street (j)	Brooklyn, NY	Q3-16/Q4-16	100%		100%		$195.6	$195.6	363	4,000	3%
The Bixby (j)	Washington, D.C.	Q3-16/Q4-16	25%	(f)	25%		53.8	10.8	195	—	6%
Kapolei Lofts	Kapolei, HI	Q3-15/Q3-16	100%		0%	(k)	164.3	0.0	499	—	60%
Arizona State Retirement System Joint Venture:
Blossom Plaza	Los Angeles, CA	Q2-16	25%		25%		$104.1	$26.8	237	19,000	60%
The Yards - Arris	Washington, D.C.	Q1-16	25%		25%		143.2	37.3	327	20,000	72%
							$247.3	$64.1	564	39,000

Aster Town Center North	Denver, CO	Q4-15/Q1-16	90%		90%		23.4	21.1	135	—	90%
							$684.4	$291.6	1,756	43,000
Office:
1812 Ashland Ave	Baltimore, MD	Q2-16	85%		100%		$61.2	$61.2	—	164,000	72%
300 Massachusetts Ave	Cambridge, MA	Q1-16	50%	(f)	50%		175.6	91.7	—	246,000	100%
							$236.8	$152.9	—	410,000
Total Property Openings							$921.2	$444.5

(a)	The Company invests in certain real estate projects through joint ventures and, at times, may provide funding at percentages that differ from the Company’s legal ownership.

(b)	Represents estimated project costs to achieve stabilization, at 100% and the Company’s share, respectively. Amounts exclude capitalized interest not allocated to the underlying joint venture.

(c)	Represents total capitalized project costs incurred to date, at 100% and the Company’s share, respectively, including all capitalized interest related to the development project.

(d)	Lease commitments as of October 27, 2016.

(e)
During the three months ended September 30, 2016, the Company recorded an impairment of $299.3 million related to our equity method investment in the Greenland Joint Venture, of which $33.3 million was allocated to the under construction assets listed above. Costs at completion and incurred to date amounts at company share have been adjusted by this $33.3 million impairment.

(f)
Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of its investments in a VIE.

(g)	Expected to include 370 parking spaces.

(h)	Of the remaining project costs, the Company has undrawn construction loan commitments of $320.1 million at the company’s share ($714.6 million at 100%).

(i)
Range of estimated initial yield on cost for projects under construction is calculated using estimated company-share initial stabilized NOI divided by the company’s share of project cost per above, net of anticipated subsidies and other cost adjustments. 550 Vanderbilt (condominiums) has been excluded from estimated initial yield on cost.

(j)
As of September 30, 2016, construction is complete. These properties have received partial tenant certificate of occupancy, 160 of 363 for 461 Dean Street and 47 of 195 for The Bixby, as of September 30, 2016. The remainder are expected to be received in Q4-16.

(k)
Kapolei Lofts is an apartment project on land leased to the Company. The Company consolidates the land lessor, who is entitled to a preferred return that currently exceeds anticipated operating cash flow of the project, and therefore, this project is reflected at 0% for company-share purposes.  In accordance with the waterfall provisions of the distribution Agreement, the Company expects to share in the net proceeds upon a sale of the project. The payments made under the lease are deemed a preferential return and allocated to noncontrolling interest.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Projects Under Development
September 30, 2016

Below is a summary of our active large scale development projects which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, we believe our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent company ownership costs of $163.7 million ($172.6 million at full consolidation) of Projects Under Development on our balance sheet and company ownership mortgage debt, net of $164.2 million ($9.7 million at full consolidation).

1)	Pacific Park Brooklyn - Brooklyn, NY
Pacific Park Brooklyn, a 22-acre mixed-use project, is located adjacent to the state-of-the-art arena, Barclays Center. At full build-out, Pacific Park Brooklyn is expected to feature more than 6,400 units of housing, including 2,250 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space. Projects currently under construction include 535 Carlton, a 100% affordable rental building with 298 apartment units, 550 Vanderbilt, a 278-unit condominium building, 38 Sixth Ave, a 303-unit, 100% affordable rental building and parking garages which are expected to include 370 parking spaces. Current completed project is 461 Dean Street, a 50% market-rate and 50% affordable rental building with 363 apartment units. During the three months ended September 30, 2016, we recorded an impairment of $299.3 million ($266.0 million and $33.3 million allocated our projects under development and projects under construction, respectively) related to this project.

2)	The Yards - Washington, D.C.
The Yards is a 48-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. At full build-out, the project is expected to include up to 3,400 apartment units, 1.8 million square feet of office space and approximately 400,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. Current completed projects include a 170-unit apartment building, Foundry Lofts; two retail centers: Boilermaker Shops and Lumber Shed, with 40,000 and 31,000 square feet, respectively; and two mixed-use properties, Twelve12 with 218 apartment units and 88,000 square feet of retail space and Arris with 327 apartment units and 19,000 square feet of retail space.

3)	The Science + Technology Park at Johns Hopkins - Baltimore, MD
The Science + Technology Park at Johns Hopkins is a 31-acre center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Plans call for 1.1 million square feet in five buildings, with future phases able to support additional expansion. Current completed projects include a 164,000 square-foot office building, 1812 Ashland Ave, the 279,000 square-foot 855 North Wolfe Street, a 492,000 square-foot parking garage for Johns Hopkins and a 234,000 square-foot commercial building developed on a fee basis which is fully leased by the Department of Health & Mental Hygiene.
4) Waterfront Station - Washington, D.C.
Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, 365 apartment units and 40,000 square feet of retail stores and restaurants. Currently under construction is a 365-unit apartment building, Eliot on 4th.
5) Pier 70 - San Francisco, CA
Pier 70 is a former shipyard on San Francisco’s eastern waterfront. Our master development area of 28 acres is a mixed-use project, which is expected to include 3.2 million total square feet, consisting of 900,000 to 1.8 million square feet of office space, approximately 350,000 square feet of traditional retail, local production, and cultural/community uses, 1,000 to 2,000 apartment units, approximately 2,000 parking spaces and 7 acres of waterfront parks.
6) 5M - San Francisco, CA
5M is a mixed-use project on approximately 4 acres in downtown San Francisco. 5M is expected to include approximately 800,000 square feet of commercial uses and 690 apartment units. The project will retain three existing historic buildings, including the iconic San Francisco Chronicle building and would create significant new open spaces for the neighborhood. The project is designed to house a dynamic ground-floor mix featuring local retail and arts, cultural and community uses for a total of approximately 1.7 million square feet of development.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Land Inventory

Land inventory represents undeveloped land parcels we currently do not intend to hold for future vertical development. A summary of our land inventory follows:
Stapleton
Stapleton, a 90% owned entity, represents one of the nation’s largest urban redevelopments. At full build-out of 4,700 acres or 7.5 square miles, Stapleton is planned for more than 12,000 homes and apartments, 3 million square feet of retail and 10 million square feet of office/research and development/industrial space. Located 10 minutes east of Downtown Denver and 20 minutes from Denver International Airport, Stapleton is expected to be home to 30,000 residents and 35,000 workers when complete. As of September 30, 2016, we own 394 gross acres, of which 150 acres are saleable. We also have an option to purchase an additional 536 gross acres at Stapleton.
Commercial Outlots
Commercial outlots are primarily undeveloped parcels of land adjacent to our retail assets throughout the United States. These parcels are sold to third party operators that benefit from being in close proximity to the existing retail asset. Typically, these outlots have zoning and entitlements consistent with our retail asset. Also included in commercial outlots is Las Vegas Land, a 7.4-acre parcel of undeveloped land located in downtown Las Vegas, NV adjacent to the City Hall.

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Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information

Common Stock Data (NYSE: FCE A and FCE B)
The following summarizes information related to the Company’s Class A and Class B common stock based on information reported by the New York Stock Exchange:

	Quarter Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Class A Common Stock
Closing Price, end of period	$23.13	$22.31	$21.09	$21.93	$20.13
High Sales Price	$24.22	$23.56	$22.22	$23.73	$23.96
Low Sales Price	$22.24	$20.50	$16.44	$20.12	$19.34
Average Sales Price	$23.35	$21.77	$19.64	$21.76	$22.04
Total Volume	74,328,684	60,999,364	147,110,090	66,703,892	99,971,191
Average Volume	1,161,386	953,115	2,411,641	1,042,248	1,562,050
Common shares outstanding, end of period	239,926,928	239,891,378	239,592,160	238,949,141	238,844,963
Class B Common Stock
Closing Price, end of period	$23.11	$22.19	$21.10	$21.87	$20.95
High Sales Price	$24.84	$23.20	$22.50	$23.82	$23.83
Low Sales Price	$22.29	$20.60	$16.59	$19.97	$19.76
Average Sales Price	$23.47	$21.80	$19.65	$22.07	$21.93
Total Volume	73,494	61,451	51,192	43,101	139,488
Average Volume	1,148	960	839	673	2,180
Common shares outstanding, end of period	18,788,169	18,788,287	18,792,687	18,805,285	18,824,341
Common Equity Market Capitalization	$5,983,704,430	$5,768,888,732	$5,449,524,350	$5,651,426,245	$5,202,319,049
Quarterly dividends declared and paid per Class A and Class B common share	$0.06	$0.06	$0.06	$—	$—
Special, one-time distribution declared and paid per Class A and Class B common share (1)	$—	$—	$0.10	$—	$—

(1)	To satisfy our estimated cumulative positive Earnings and Profit dividend of our predecessor, Forest City Enterprises, Inc., as a result of our conversion to REIT status.

Financial Covenants
Our revolving credit facility and term loan facility contain certain restrictive financial covenants. A summary of the key financial covenants as defined in the agreement, all of which we are compliant with at September 30, 2016, follows:

	Requirement Per Agreement	As of September 30, 2016		As of June 30, 2016		As of March 31, 2016		As of December 31, 2015
Credit Facility Financial Covenants
Maximum Total Leverage Ratio	≤65%	50.96%		49.27%		49.66%		52.71%
Maximum Secured Leverage Ratio	≤55%	51.08%		49.52%		49.28%		50.71%
Maximum Secured Recourse Leverage Ratio	≤15%	0.00%		0.00%		0.00%		0.00%
Maximum Unsecured Leverage Ratio	≤60%	0.00%		0.00%		0.00%		12.00%
Minimum Fixed Charge Coverage Ratio	≥1.50x	1.74	x	1.85	x	1.87	x	1.72	x
Minimum Unencumbered Interest Coverage Ratio	≥1.50x	4.72	x	3.99	x	2.94	x	2.18	x

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information

Nonrecourse Debt Maturities Table (dollars in thousands)
As of September 30, 2016

	Year Ending December 31, 2016				Year Ending December 31, 2017
	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share
Fixed:
Fixed-rate debt	$90,063	$1,184	$137,539	$226,418	$269,076	$11,387	$143,130	$400,819
Weighted average rate	8.07%	8.57%	5.70%	6.63%	5.64%	5.76%	5.36%	5.53%
Variable:
Variable-rate debt	831	88	30,680	31,423	684,318	4,774	2,374	681,918
Weighted average rate	3.33%	3.27%	3.49%	3.48%	6.19%	3.20%	3.63%	6.21%

Tax-Exempt	—	—	281	281	—	—	24,876	24,876
Weighted average rate	—	—	2.17%	2.17%	—	—	1.74%	1.74%
Total variable-rate debt	831	88	30,961	31,704	684,318	4,774	27,250	706,794
Total Nonrecourse Debt	$90,894	$1,272	$168,500	$258,122	$953,394	$16,161	$170,380	$1,107,613
Weighted Average Rate	8.03%	8.21%	5.29%	6.24%	6.04%	5.00%	4.80%	5.86%

	Year Ending December 31, 2018				Year Ending December 31, 2019
	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share
Fixed:
Fixed-rate debt	$209,310	$7,787	$251,871	$453,394	$112,564	$4,464	$41,798	$149,898
Weighted average rate	4.55%	3.55%	4.99%	4.81%	4.05%	4.18%	5.71%	4.51%
Variable:
Variable-rate debt	125,978	96,252	186,278	216,004	291,777	92,265	106,780	306,292
Weighted average rate	3.01%	2.90%	4.65%	4.47%	2.49%	2.11%	4.16%	3.19%

Tax-Exempt	80,478	1,616	53,040	131,902	8,500	—	20,000	28,500
Weighted average rate	1.85%	1.74%	2.87%	2.26%	3.85%	—	1.73%	2.36%
Total variable-rate debt	206,456	97,868	239,318	347,906	300,277	92,265	126,780	334,792
Total Nonrecourse Debt	$415,766	$105,655	$491,189	$801,300	$412,841	$96,729	$168,578	$484,690
Weighted Average Rate	3.56%	2.93%	4.63%	4.30%	2.94%	2.21%	4.26%	3.55%

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands) (continued)
As of September 30, 2016

	Year Ending December 31, 2020				Thereafter
	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share
Fixed:
Fixed-rate debt	$161,462	$23,838	$154,078	$291,702	$1,147,127	$85,735	$1,204,231	$2,265,623
Weighted average rate	5.07%	4.35%	4.87%	5.02%	4.35%	4.28%	4.07%	4.21%
Variable:
Variable-rate debt	27,266	—	741	28,007	53,143	—	1,650	54,793
Weighted average rate	3.03%	—	2.19%	3.01%	3.33%	—	1.67%	3.28%

Tax-Exempt	—	—	—	—	523,352	148,833	79,188	453,707
Weighted average rate	—	—	—	—	1.75%	1.66%	1.87%	1.80%
Total variable-rate debt	27,266	—	741	28,007	576,495	148,833	80,838	508,500
Total Nonrecourse Debt	$188,728	$23,838	$154,819	$319,709	$1,723,622	$234,568	$1,285,069	$2,774,123
Weighted Average Rate	4.77%	4.35%	4.86%	4.85%	3.53%	2.62%	3.94%	3.79%

	Total
	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share
Fixed:
Fixed-rate debt	$1,989,602	$134,395	$1,932,647	$3,787,854
Weighted average rate	4.76%	4.41%	4.50%	4.64%
Variable:
Variable-rate debt	1,183,313	193,379	328,503	1,318,437
Weighted average rate	4.74%	2.53%	4.35%	4.97%

Tax-Exempt	612,330	150,449	177,385	639,266
Weighted average rate	1.79%	1.66%	2.14%	1.92%
Total variable-rate debt	1,795,643	343,828	505,888	1,957,703
Total Nonrecourse Debt	$3,785,245	$478,223	$2,438,535	$5,745,557
Net unamortized mortgage procurement costs	(41,417)	(9,052)	(27,779)	$(60,144)
Total Nonrecourse Debt, net	$3,743,828	$469,171	$2,410,756	$5,685,413
Weighted Average Rate	4.27%	2.79%	4.31%	4.41%

Forest City Realty Trust, Inc. and Subsidiaries - Appendix
Third Quarter 2016
Index

General Information	48
Selected Financial Information
Asset, Liability and Equity Information	49
Revenue and Expense Information	51
Interest Expense Information	53
Capital Expenditures Information	53
Adjusted EBITDA and NOI by Segment - Fully Consolidated Entities, Noncontrolling Interest, Company Share of Unconsolidated Entities and Company Share of Discontinued Operations	54

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - General Information

General Information

This appendix to this supplemental package contains certain financial information of entities accounted for using the full consolidated accounting method (“Fully Consolidated Entities”), financial information on our partners share of entities accounted for using the full consolidated accounting method (“Noncontrolling Interest”), financial information on our share of entities that we do not control and therefore account for using the equity method accounting method (“Company Share of Unconsolidated Entities”) and financial information on our share of entities qualifying for discontinued operations reporting (“Company Share of Discontinued Operations”).

Amounts in columns labeled Fully Consolidated Entities represent 100% of the activity related to all entities accounted for using the fully consolidated accounting method. Amounts in the columns labeled “Company Share of Unconsolidated Entities” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income during the period when applying the equity method of accounting. Similar calculations were performed for the amounts in the columns labeled “Noncontrolling Interest”, which represent assets we consolidate but own less than 100% and amounts in the columns labeled “Company Share of Discontinued Operations”. A financial statement user is able to calculate Total Company Ownership by beginning with the “Fully Consolidated Entities” column, subtracting the column labeled “Noncontrolling Interest” and adding the columns labeled “Company Share of Unconsolidated Entities” and “Company Share of Discontinued Operations”.

We believe disclosing financial information on Fully Consolidated Entities, Noncontrolling Interest, Company Share of Unconsolidated Entities and Company Share of Discontinued Operations is essential to allow our financial statement users the ability to arrive at our Total Company ownership for all of our ownership interests, irrespective of the accounting method used to account for the entity. We believe it assists investors and analysts in estimating our economic interest in our consolidated and unconsolidated joint ventures when read in conjunction with the Company’s results under GAAP. The calculation of Total Company Ownership financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown in the Noncontrolling Interest, Company Share of Unconsolidated Entities and Company Share of Discontinued Operations columns were derived by applying our ownership percentage interest used to arrive at our share of net income during the period when applying the equity method of accounting and calculating income/loss to minority partners under noncontrolling interest accounting as well as our share of entities qualifying for discontinued operations reporting and may not accurately depict the legal and economic implications of holding a non-controlling interest of an entity; and

•	Other companies in our industry may calculate their total company ownership amounts differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the calculation of total company ownership should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We suggest you compensate for these limitations by relying primarily on our GAAP results and using the total company ownership information only supplementally.

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - Asset, Liability and Equity Information

	September 30, 2016		December 31, 2015
	Noncontrolling Interest	Company Share of Unconsolidated Investments	Noncontrolling Interest	Company Share of Unconsolidated Investments
	(in thousands)
Assets
Real Estate
Completed rental properties
Office	$110,242	$138,806	$110,389	$139,272
Retail	—	1,912,697	—	1,643,176
Apartments	373,223	958,739	372,407	863,678
Total Operations	483,465	3,010,242	482,796	2,646,126
Recently-Opened Properties/Redevelopment	288,280	131,206	41,425	94,096
Corporate	—	—	—	—
Other	—	—	—	32,231
Total completed rental properties	771,745	3,141,448	524,221	2,772,453
Projects under construction
Office	—	—	—	70,988
Retail	—	—	—	—
Apartments	230,476	198,322	302,782	129,117
Total projects under construction	230,476	198,322	302,782	200,105
Projects under development
Operating properties	—	46,198	—	5,275
Office	8,873	3,291	8,876	3,276
Retail	—	1,320	—	3,941
Apartments	—	15,050	—	245,608
Total projects under development	8,873	65,859	8,876	258,100
Total projects under construction and development	239,349	264,181	311,658	458,205
Land inventory	5,491	12,153	5,191	8,796
Total Real Estate	1,016,585	3,417,782	841,070	3,239,454
Less accumulated depreciation	(85,919)	(769,852)	(71,249)	(656,127)
Real Estate, net	930,666	2,647,930	769,821	2,583,327
Cash and equivalents	23,159	79,377	15,705	59,977
Restricted cash	9,347	117,513	7,482	119,165
Accounts receivable, net	9,036	53,715	6,777	45,344
Notes receivable	15,024	17,599	11,560	19,963
Investments in and advances to unconsolidated entities	(58,009)	(529,936)	(105,382)	(658,763)
Lease procurement costs, net	3,132	53,885	2,714	52,200
Prepaid expenses and other deferred costs, net	8,771	22,319	9,040	16,621
Intangible assets, net	14,148	12,674	14,572	16,509
Deferred income taxes, net	—	—	—	—
Assets held for sale	—	—	571,737	—
Total Assets	$955,274	$2,475,076	$1,304,026	$2,254,343

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - Asset, Liability and Equity Information

	September 30, 2016		December 31, 2015
	Noncontrolling Interest	Company Share of Unconsolidated Investments	Noncontrolling Interest	Company Share of Unconsolidated Investments
	(in thousands)
Liabilities and Equity
Liabilities
Nonrecourse mortgage debt and notes payable, net
Completed rental properties
Office	$41,875	$112,647	$42,666	$112,962
Retail	—	1,329,367	—	1,192,841
Apartments	210,642	642,351	211,583	592,664
Total Operations	252,517	2,084,365	254,249	1,898,467
Recently-Opened Properties/Redevelopment	161,889	96,834	40,738	56,540
Other	—	—	—	27,510
Total completed rental properties	414,406	2,181,199	294,987	1,982,517
Projects under construction
Office	—	—	—	47,123
Retail	—	—	—	—
Apartments	54,765	66,588	38,187	15,583
Total projects under construction	54,765	66,588	38,187	62,706
Projects under development
Operating properties	—	—	—	—
Office	—	—	—	—
Retail	—	—	—	—
Apartments	—	154,533	—	151,522
Total projects under development	—	154,533	—	151,522
Total projects under construction and development	54,765	221,121	38,187	214,228
Land inventory	—	8,436	—	8,580
Nonrecourse mortgage debt and notes payable, net	469,171	2,410,756	333,174	2,205,325
Revolving credit facility	—	—	—	—
Term loan facility	—	—	—	—
Convertible senior debt, net	—	—	—	—
Construction payables	69,121	44,010	63,303	39,259
Operating accounts payable and accrued expenses	28,905	172,264	23,975	154,372
Accrued derivative liability	336	6,151	—	6,839
Total Accounts payable, accrued expenses and other liabilities	98,362	222,425	87,278	200,470
Cash distributions and losses in excess of investments in unconsolidated entities	(15,910)	(158,105)	(19,859)	(151,452)
Liabilities held for sale	—	—	386,231	—
Total Liabilities	551,623	2,475,076	786,824	2,254,343
Redeemable Noncontrolling Interest	—	—	159,978	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	—	—	—	—
Accumulated other comprehensive loss	—	—	—	—
Total Shareholders’ Equity	—	—	—	—
Noncontrolling interest	403,651	—	357,224	—
Total Equity	403,651	—	357,224	—
Total Liabilities and Equity	$955,274	$2,475,076	$1,304,026	$2,254,343

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - Revenue and Expense Information

	Three Months Ended September 30, 2016		Three Months Ended September 30, 2015
	Noncontrolling Interest	Company Share of Unconsolidated Investments	Noncontrolling Interest	Company Share of Unconsolidated Investments	Company Share of Discontinued Operations
	(in thousands)
Revenues
Rental	$14,714	$63,095	$11,925	$57,621	$—
Tenant recoveries	2,077	17,367	2,020	15,596	—
Service and management fees	62	4,484	75	1,797	—
Parking and other	918	4,595	803	3,564	—
Arena	—	—	—	—	13,517
Land sales	1,022	—	2,293	384	—
Subsidized Senior Housing	—	12,527	—	12,252	—
Military Housing	—	—	—	1,420	—
Total revenues	18,793	102,068	17,116	92,634	13,517
Expenses
Property operating and management	5,969	29,130	4,039	23,790	—
Real estate taxes	1,691	8,339	1,645	7,327	—
Ground rent	133	2,926	81	2,482	—
Arena operating	—	—	—	—	9,800
Cost of land sales	296	—	763	—	—
Subsidized Senior Housing operating	—	8,253	—	7,657	—
Military Housing operating	—	—	—	673	—
Corporate general and administrative	—	—	—	—	—
REIT conversion, reorganization costs and termination benefits	—	—	—	—	—
	8,089	48,648	6,528	41,929	9,800
Depreciation and amortization	5,889	22,639	3,990	20,357	5,091
Write-offs of abandoned development projects	—	—	—	—	—
Impairment of real estate	—	306,400	—	1,384	—
Total expenses	13,978	377,687	10,518	63,670	14,891
Operating income (loss)	4,815	(275,619)	6,598	28,964	(1,374)
Interest and other income	382	592	519	411	—
Net gain on disposition of interest in unconsolidated entities	—	—	—	1,009	—
Net loss on change in control of interests	—	—	—	—	—
Interest expense	(3,906)	(24,254)	(2,249)	(24,315)	(4,359)
Amortization of mortgage procurement costs	(78)	(1,003)	(61)	(720)	—
Loss on extinguishment of debt	—	—	(719)	(128)	—
Earnings (loss) before income taxes and earnings (loss) from unconsolidated entities	1,213	(300,284)	4,088	5,221	(5,733)
Earnings (loss) from unconsolidated entities	69	300,284	76	(5,221)	(36,842)
Earnings (loss) before income taxes	1,282	—	4,164	—	(42,575)
Income tax expense (benefit) of taxable REIT subsidiaries
Current	—	—	—	—	(4,233)
Deferred	—	—	—	—	(12,278)
	—	—	—	—	(16,511)
Earnings (loss) before loss on disposal of real estate	1,282	—	4,164	—	(26,064)
Net gain on disposition of interest in development project, net of tax	—	—	—	—	—
Net gain on disposition of full or partial interests in rental properties, net of tax	—	—	—	—	—
Earnings (loss) from continuing operations	1,282	—	4,164	—	(26,064)
Discontinued operations, net of tax
Operating loss from rental properties	—	—	(5,055)	—	3,510
Gain on disposition of rental properties	—	—	—	—	—
Equity in earnings (loss)	—	—	—	—	22,554
	—	—	(5,055)	—	26,064
Net earnings (loss)	1,282	—	(891)	—	—
Noncontrolling interests, gross of tax
Earnings from continuing operations attributable to noncontrolling interests	(1,282)	—	(4,164)	—	—
Loss from discontinued operations attributable to noncontrolling interests	—	—	5,055	—	—
	(1,282)	—	891	—	—
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$—	$—	$—	$—	$—

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - Revenue and Expense Information

	Nine Months Ended September 30, 2016			Nine Months Ended September 30, 2015
	Noncontrolling Interest	Company Share of Unconsolidated Investments	Company Share of Discontinued Operations	Noncontrolling Interest	Company Share of Unconsolidated Investments	Company Share of Discontinued Operations
	(in thousands)
Revenues
Rental	$40,914	$186,515	$—	$34,348	$184,754	$—
Tenant recoveries	5,306	50,305	—	5,781	51,066	—
Service and management fees	143	8,416	—	147	5,148	—
Parking and other	2,666	13,947	—	2,019	13,865	—
Arena	—	—	8,136	—	—	44,175
Land sales	2,235	1,317	—	4,696	1,483	—
Subsidized Senior Housing	—	37,959	—	—	36,702	—
Military Housing	—	971	—	1,655	4,201	—
Total revenues	51,264	299,430	8,136	48,646	297,219	44,175
Expenses
Property operating and management	15,638	76,418	—	12,893	74,413	—
Real estate taxes	5,627	24,248	—	4,961	24,374	—
Ground rent	400	8,261	—	248	8,663	—
Arena operating	—	—	6,938	—	—	30,752
Cost of land sales	489	401	—	1,374	—	—
Subsidized Senior Housing operating	—	24,176	—	—	23,307	—
Military Housing operating	—	455	—	923	2,020	—
Corporate general and administrative	—	—	—	—	—	—
REIT conversion, reorganization costs and termination benefits	—	—	—	—	—	—
	22,154	133,959	6,938	20,399	132,777	30,752
Depreciation and amortization	15,679	65,988	35	11,695	62,553	15,242
Write-offs of abandoned development projects	—	—	—	—	10,191	—
Impairment of real estate	—	306,400	—	—	1,384	—
Total expenses	37,833	506,347	6,973	32,094	206,905	45,994
Operating income (loss)	13,431	(206,917)	1,163	16,552	90,314	(1,819)
Interest and other income	1,151	1,347	—	1,435	1,057	—
Net gain on disposition of interest in unconsolidated entities	—	12,613	—	—	20,293	—
Net gain on change in control of interests	—	—	—	—	—	—
Interest expense	(8,944)	(74,099)	(1,738)	(6,775)	(75,351)	(13,944)
Amortization of mortgage procurement costs	(537)	(2,797)	(21)	(205)	(2,308)	—
Loss on extinguishment of debt	—	(849)	—	(719)	(736)	—
Earnings (loss) before income taxes and earnings (loss) from unconsolidated entities	5,101	(270,702)	(596)	10,288	33,269	(15,763)
Earnings (loss) from unconsolidated entities	247	270,702	(1,400)	158	(33,269)	(38,435)
Earnings (loss) before income taxes	5,348	—	(1,996)	10,446	—	(54,198)
Income tax expense (benefit) of taxable REIT subsidiaries
Current	—	—	(431)	—	—	(6,768)
Deferred	—	—	(393)	—	—	(14,251)
	—	—	(824)	—	—	(21,019)
Earnings (loss) before gains on disposal of real estate	5,348	—	(1,172)	10,446	—	(33,179)
Net gain on disposition of interest in development project, net of tax	—	—	—	—	—	—
Net gain (loss) on disposition of full or partial interests in rental properties, net of tax	(185)	—	64,553	—	—	—
Earnings (loss) from continuing operations	5,163	—	63,381	10,446	—	(33,179)
Discontinued operations, net of tax
Operating loss from rental properties	(776)	—	350	(14,812)	—	9,650
Gain on disposition of disposal group	—	—	(64,553)	—	—	—
Equity in earnings (loss)	—	—	822	—	—	23,529
	(776)	—	(63,381)	(14,812)	—	33,179
Net earnings (loss)	4,387	—	—	(4,366)	—	—
Noncontrolling interests, gross of tax
Earnings from continuing operations attributable to noncontrolling interests	(5,163)	—	—	(10,446)	—	—
Loss from discontinued operations attributable to noncontrolling interests	776	—	—	14,812	—	—
	(4,387)	—	—	4,366	—	—
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$—	$—	$—	$—	$—	$—

Forest City Realty Trust, Inc. and Subsidiaries
Appendix

Interest Expense Information

	Three Months Ended September 30, 2016		Three Months Ended September 30, 2015
	Noncontrolling Interest	Company Share of Unconsolidated Entities	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share of Discontinued Operations
	(in thousands)
Amortization and mark-to-market adjustments of derivative instruments	$21	$8	$(7)	$8	$—
Interest incurred	4,328	26,654	2,357	26,241	4,359
Interest capitalized	(443)	(2,408)	(101)	(1,934)	—
Net interest expense	$3,906	$24,254	$2,249	$24,315	$4,359

	Nine Months Ended September 30, 2016			Nine Months Ended September 30, 2015
	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share of Discontinued Operations	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share of Discontinued Operations
	(in thousands)
Amortization and mark-to-market adjustments of derivative instruments	$23	$24	$—	$(73)	$8	$—
Interest incurred	9,959	81,214	1,738	7,051	80,363	13,944
Interest capitalized	(1,038)	(7,139)	—	(203)	(5,020)	—
Net interest expense	$8,944	$74,099	$1,738	$6,775	$75,351	$13,944

Capital Expenditures Information

	Nine Months Ended September 30, 2016		Nine Months Ended September 30, 2015
	Noncontrolling Interest	Company Share of Unconsolidated Entities	Noncontrolling Interest	Company Share of Unconsolidated Entities
	(in thousands)
Operating properties:
Office Segment	$223	$1,082	$1,037	$1,555
Retail Segment	—	8,883	—	6,574
Apartment Segment	1,164	8,328	525	9,123
Corporate Segment	—	—	—	—
Total operating properties	1,387	18,293	1,562	17,252
Tenant improvements:
Office Segment	577	3,572	2,320	5,505
Retail Segment	—	7,343	—	2,107
Total capital expenditures	$1,964	$29,208	$3,882	$24,864
Disposition:
Arena	$—	$—	$4,472	$—

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Nine Months Ended September 30, 2016 and 2015 (in thousands)

	Three Months Ended September 30, 2016
Fully Consolidated Entities	Office	Retail	Apartments	Total Operations	Development	Corporate	Other	Total
	(in thousands)
Revenues	$116,787	$20,496	$74,170	$211,453	$26,077	$—	$—	$237,530
Operating expenses	(48,486)	(14,812)	(33,415)	(96,713)	(19,357)	(26,009)	—	(142,079)
Less REIT conversion, reorganization costs and termination benefits	—	—	—	—	—	8,092	—	8,092
Write-offs of abandoned development projects	—	—	—	—	(10,058)	—	—	(10,058)
Interest and other income	—	—	—	—	—	11,980	—	11,980
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Fully Consolidated Entities	$68,301	$5,684	$40,755	$114,740	$(3,338)	$(5,937)	$—	$105,465
Exclude:
Land sales	—	—	—	—	(10,325)	—	—	(10,325)
Land Development Group other revenues	—	—	—	—	(2,636)	—	—	(2,636)
Cost of land sales	—	—	—	—	3,148	—	—	3,148
Land Development Group other operating expenses	—	—	—	—	1,993	—	—	1,993
Corporate general and administrative expenses	—	—	—	—	—	17,917	—	17,917
Write-offs of abandoned development projects	—	—	—	—	10,058	—	—	10,058
Interest and other income	—	—	—	—	—	(11,980)	—	(11,980)
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$2,238	$5,937	$—	$8,175
Net Operating Income attributable to Fully Consolidated Entities	$68,301	$5,684	$40,755	$114,740	$(1,100)	$—	$—	$113,640
NOI exclusions per above								(8,175)
Depreciation and Amortization								(62,892)
Interest Expense								(34,060)
Amortization of mortgage procurement costs								(1,314)
Impairment of real estate								(142,261)
Net loss on extinguishment of debt								—
Net gain on disposition of interest in unconsolidated entities								—
Gains on change in control of interests								—
REIT conversion, reorganization costs and termination benefits								(8,092)
(Earnings) loss from unconsolidated entities in Adjusted EBITDA								—
Earnings (loss) from unconsolidated entities								(299,967)
Earnings (loss) before income taxes								$(443,121)
Margin % (based on Adjusted EBITDA)	58.5%	27.7%	54.9%	54.3%	(12.8)%	0.0%	0.0%	44.4%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Nine Months Ended September 30, 2016 and 2015 (in thousands) (continued)

	Three Months Ended September 30, 2016
Noncontrolling Interest	Office	Retail	Apartments	Total Operations	Development	Corporate	Other	Total
	(in thousands)
Revenues	$5,363	$—	$9,598	$14,961	$3,832	$—	$—	$18,793
Operating expenses	(2,824)	—	(3,122)	(5,946)	(2,143)	—	—	(8,089)
Less REIT conversion, reorganization costs and termination benefits	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	382	—	382
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Noncontrolling Interest	$2,539	$—	$6,476	$9,015	$1,689	$382	$—	$11,086
Exclude:
Land sales	—	—	—	—	(1,022)	—	—	(1,022)
Land Development Group other revenues	—	—	—	—	(263)	—	—	(263)
Cost of land sales	—	—	—	—	296	—	—	296
Land Development Group other operating expenses	—	—	—	—	147	—	—	147
Corporate general and administrative expenses	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	(382)	—	(382)
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$(842)	$(382)	$—	$(1,224)
Net Operating Income attributable to Noncontrolling Interest	$2,539	$—	$6,476	$9,015	$847	$—	$—	$9,862
NOI exclusions per above								1,224
Depreciation and Amortization								(5,889)
Interest Expense								(3,906)
Amortization of mortgage procurement costs								(78)
Impairment of real estate								—
Net loss on extinguishment of debt								—
Net gain on disposition of interest in unconsolidated entities								—
Gains on change in control of interests								—
REIT conversion, reorganization costs and termination benefits								—
(Earnings) loss from unconsolidated entities in Adjusted EBITDA								—
Earnings (loss) from unconsolidated entities								69
Earnings (loss) before income taxes								$1,282
Margin % (based on Adjusted EBITDA)	47.3%	0.0%	67.5%	60.3%	44.1%	0.0%	0.0%	59.0%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Nine Months Ended September 30, 2016 and 2015 (in thousands) (continued)

	Three Months Ended September 30, 2016
Company Share of Unconsolidated Entities	Office	Retail	Apartments	Total Operations	Development	Corporate	Other	Total
	(in thousands)
Revenues	$7,283	$55,510	$35,810	$98,603	$3,465	$—	$—	$102,068
Operating expenses	(3,995)	(21,736)	(19,592)	(45,323)	(3,325)	—	—	(48,648)
Less REIT conversion, reorganization costs and termination benefits	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	592	—	592
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	(46)	(46)	294	—	—	248
Adjusted EBITDA attributable to Unconsolidated Entities	$3,288	$33,774	$16,172	$53,234	$434	$592	$—	$54,260
Exclude:
Land sales	—	—	—	—	—	—	—	—
Land Development Group other revenues	—	—	—	—	(277)	—	—	(277)
Cost of land sales	—	—	—	—	—	—	—	—
Land Development Group other operating expenses	—	—	—	—	116	—	—	116
Corporate general and administrative expenses	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	(592)	—	(592)
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	46	46	(294)	—	—	(248)
Subtotal NOI exclusions	$—	$—	$46	$46	$(455)	$(592)	$—	$(1,001)
Net Operating Income attributable to Unconsolidated Entities	$3,288	$33,774	$16,218	$53,280	$(21)	$—	$—	$53,259
NOI exclusions per above								1,001
Depreciation and Amortization								(22,639)
Interest Expense								(24,254)
Amortization of mortgage procurement costs								(1,003)
Impairment of real estate								(306,400)
Net loss on extinguishment of debt								—
Net gain on disposition of interest in unconsolidated entities								—
Gains on change in control of interests								—
REIT conversion, reorganization costs and termination benefits								—
(Earnings) loss from unconsolidated entities in Adjusted EBITDA								(248)
Earnings (loss) from unconsolidated entities								300,284
Earnings (loss) before income taxes								$—
Margin % (based on Adjusted EBITDA)	45.1%	60.8%	45.2%	54.0%	12.5%	0.0%	0.0%	53.2%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Nine Months Ended September 30, 2016 and 2015 (in thousands) (continued)

Three Months Ended September 30, 2016
Company Share of Discontinued Operations	Office	Retail	Apartments	Total Operations	Development	Corporate	Other	Total
(in thousands)
Revenues	$—	$—	$—	$—	$—	$—	$—	$—
Operating expenses	—	—	—	—	—	—	—	—
Less REIT conversion, reorganization costs and termination benefits	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	—	—	—
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Discontinued Operations	$—	$—	$—	$—	$—	$—	$—	$—
Exclude:
Land sales	—	—	—	—	—	—	—	—
Land Development Group other revenues	—	—	—	—	—	—	—	—
Cost of land sales	—	—	—	—	—	—	—	—
Land Development Group other operating expenses	—	—	—	—	—	—	—	—
Corporate general and administrative expenses	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	—	—	—
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$—	$—	$—	$—
Net Operating Income attributable to Discontinued Operations	$—	$—	$—	$—	$—	$—	$—	$—
NOI exclusions per above								—
Depreciation and Amortization								—
Interest Expense								—
Amortization of mortgage procurement costs								—
Impairment of real estate								—
Net loss on extinguishment of debt								—
Net gain on disposition of interest in unconsolidated entities								—
Gains on change in control of interests								—
REIT conversion, reorganization costs and termination benefits								—
(Earnings) loss from unconsolidated entities in Adjusted EBITDA								—
Earnings (loss) from unconsolidated entities								—
Earnings (loss) before income taxes								$—
Margin % (based on Adjusted EBITDA)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Nine Months Ended September 30, 2016 and 2015 (in thousands) (continued)

	Three Months Ended September 30, 2015
Fully Consolidated Entities	Office	Retail	Apartments	Total Operations	Development	Corporate	Other	Total
	(in thousands)
Revenues	$121,435	$34,459	$68,626	$224,520	$32,955	$—	$6,945	$264,420
Operating expenses	(50,532)	(21,711)	(35,912)	(108,155)	(25,481)	(20,436)	(1,938)	(156,010)
Less REIT conversion, reorganization costs and termination benefits	—	—	—	—	—	9,515	—	9,515
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	8,995	—	8,995
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Fully Consolidated Entities	$70,903	$12,748	$32,714	$116,365	$7,474	$(1,926)	$5,007	$126,920
Exclude:
Land sales	—	—	(611)	(611)	(22,924)	—	—	(23,535)
Land Development Group other revenues	—	—	—	—	(2,087)	—	—	(2,087)
Cost of land sales	—	—	90	90	9,099	—	—	9,189
Land Development Group other operating expenses	—	—	—	—	2,770	—	—	2,770
Corporate general and administrative expenses	—	—	—	—	—	10,921	—	10,921
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	(8,995)	—	(8,995)
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$(521)	$(521)	$(13,142)	$1,926	$—	$(11,737)
Net Operating Income attributable to Fully Consolidated Entities	$70,903	$12,748	$32,193	$115,844	$(5,668)	$—	$5,007	$115,183
NOI exclusions per above								11,737
Depreciation and Amortization								(71,155)
Interest Expense								(39,592)
Amortization of mortgage procurement costs								(1,793)
Impairment of real estate								(425,463)
Net loss on extinguishment of debt								(23,609)
Net gain on disposition of interest in unconsolidated entities								—
Gains on change in control of interests								—
REIT conversion, reorganization costs and termination benefits								(9,515)
(Earnings) loss from unconsolidated entities in Adjusted EBITDA								—
Earnings (loss) from unconsolidated entities								7,335
Earnings (loss) before income taxes								$(436,872)
Margin % (based on Adjusted EBITDA)	58.4%	37.0%	47.7%	51.8%	22.7%	0.0%	72.1%	48.0%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Nine Months Ended September 30, 2016 and 2015 (in thousands) (continued)

	Three Months Ended September 30, 2015
Noncontrolling Interest	Office	Retail	Apartments	Total Operations	Development	Corporate	Other	Total
	(in thousands)
Revenues	$5,409	$—	$9,118	$14,527	$2,589	$—	$—	$17,116
Operating expenses	(2,613)	—	(3,083)	(5,696)	(832)	—	—	(6,528)
Less REIT conversion, reorganization costs and termination benefits	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	519	—	519
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Noncontrolling Interest	$2,796	$—	$6,035	$8,831	$1,757	$519	$—	$11,107
Exclude:
Land sales	—	—	—	—	(2,293)	—	—	(2,293)
Land Development Group other revenues	—	—	—	—	(205)	—	—	(205)
Cost of land sales	—	—	—	—	763	—	—	763
Land Development Group other operating expenses	—	—	—	—	248	—	—	248
Corporate general and administrative expenses	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	(519)	—	(519)
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$(1,487)	$(519)	$—	$(2,006)
Net Operating Income attributable to Noncontrolling Interest	$2,796	$—	$6,035	$8,831	$270	$—	$—	$9,101
NOI exclusions per above								2,006
Depreciation and Amortization								(3,990)
Interest Expense								(2,249)
Amortization of mortgage procurement costs								(61)
Impairment of real estate								—
Net loss on extinguishment of debt								(719)
Net gain on disposition of interest in unconsolidated entities								—
Gains on change in control of interests								—
REIT conversion, reorganization costs and termination benefits								—
(Earnings) loss from unconsolidated entities in Adjusted EBITDA								—
Earnings (loss) from unconsolidated entities								76
Earnings (loss) before income taxes								$4,164
Margin % (based on Adjusted EBITDA)	51.7%	0.0%	66.2%	60.8%	67.9%	0.0%	0.0%	64.9%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Nine Months Ended September 30, 2016 and 2015 (in thousands) (continued)

	Three Months Ended September 30, 2015
Company Share of Unconsolidated Entities	Office	Retail	Apartments	Total Operations	Development	Corporate	Other	Total
	(in thousands)
Revenues	$4,678	$52,350	$32,067	$89,095	$2,119	$—	$1,420	$92,634
Operating expenses	(2,580)	(19,444)	(17,461)	(39,485)	(1,771)	—	(673)	(41,929)
Less REIT conversion, reorganization costs and termination benefits	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	411	—	411
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	(22)	(22)	2,054	—	6	2,038
Adjusted EBITDA attributable to Unconsolidated Entities	$2,098	$32,906	$14,584	$49,588	$2,402	$411	$753	$53,154
Exclude:
Land sales	—	—	—	—	(384)	—	—	(384)
Land Development Group other revenues	—	—	—	—	(50)	—	—	(50)
Cost of land sales	—	—	—	—	—	—	—	—
Land Development Group other operating expenses	—	—	—	—	472	—	—	472
Corporate general and administrative expenses	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	(411)	—	(411)
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	22	22	(2,054)	—	(6)	(2,038)
Subtotal NOI exclusions	$—	$—	$22	$22	$(2,016)	$(411)	$(6)	$(2,411)
Net Operating Income attributable to Unconsolidated Entities	$2,098	$32,906	$14,606	$49,610	$386	$—	$747	$50,743
NOI exclusions per above								2,411
Depreciation and Amortization								(20,357)
Interest Expense								(24,315)
Amortization of mortgage procurement costs								(720)
Impairment of real estate								(1,384)
Net loss on extinguishment of debt								(128)
Net gain on disposition of interest in unconsolidated entities								1,009
Gains on change in control of interests								—
REIT conversion, reorganization costs and termination benefits								—
(Earnings) loss from unconsolidated entities in Adjusted EBITDA								(2,038)
Earnings (loss) from unconsolidated entities								(5,221)
Earnings (loss) before income taxes								$—
Margin % (based on Adjusted EBITDA)	44.8%	62.9%	45.5%	55.7%	113.4%	0.0%	53.0%	57.4%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Nine Months Ended September 30, 2016 and 2015 (in thousands) (continued)

Three Months Ended September 30, 2015
Company Share of Discontinued Operations	Office	Retail	Apartments	Total Operations	Development	Corporate	Other	Total
(in thousands)
Revenues	$—	$—	$—	$—	$—	$—	$13,517	$13,517
Operating expenses	—	—	—	—	—	—	(9,800)	(9,800)
Less REIT conversion, reorganization costs and termination benefits	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	—	—	—
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Discontinued Operations	$—	$—	$—	$—	$—	$—	$3,717	$3,717
Exclude:
Land sales	—	—	—	—	—	—	—	—
Land Development Group other revenues	—	—	—	—	—	—	—	—
Cost of land sales	—	—	—	—	—	—	—	—
Land Development Group other operating expenses	—	—	—	—	—	—	—	—
Corporate general and administrative expenses	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	—	—	—
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$—	$—	$—	$—
Net Operating Income attributable to Discontinued Operations	$—	$—	$—	$—	$—	$—	$3,717	$3,717
NOI exclusions per above								—
Depreciation and Amortization								(5,091)
Interest Expense								(4,359)
Amortization of mortgage procurement costs								—
Impairment of real estate								—
Net loss on extinguishment of debt								—
Net gain on disposition of interest in unconsolidated entities								—
Gains on change in control of interests								—
REIT conversion, reorganization costs and termination benefits								—
(Earnings) loss from unconsolidated entities in Adjusted EBITDA								—
Earnings (loss) from unconsolidated entities								(36,842)
Earnings (loss) before income taxes								$(42,575)
Margin % (based on Adjusted EBITDA)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	27.5%	27.5%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Nine Months Ended September 30, 2016 and 2015 (in thousands) (continued)

	Nine Months Ended September 30, 2016
Fully Consolidated Entities	Office	Retail	Apartments	Total Operations	Development	Corporate	Other	Total
	(in thousands)
Revenues	$352,960	$61,622	$219,211	$633,793	$52,445	$—	$3,518	$689,756
Operating expenses	(142,835)	(40,877)	(102,327)	(286,039)	(56,580)	(74,272)	(2,730)	(419,621)
Less REIT conversion, reorganization costs and termination benefits	—	—	—	—	—	22,493	—	22,493
Write-offs of abandoned development projects	—	—	—	—	(10,058)	—	—	(10,058)
Interest and other income	—	—	—	—	—	32,665	—	32,665
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Fully Consolidated Entities	$210,125	$20,745	$116,884	$347,754	$(14,193)	$(19,114)	$788	$315,235
Exclude:
Land sales	—	—	—	—	(22,479)	—	—	(22,479)
Land Development Group other revenues	—	—	—	—	(6,780)	—	—	(6,780)
Cost of land sales	—	—	—	—	5,190	—	—	5,190
Land Development Group other operating expenses	—	—	—	—	6,738	—	—	6,738
Corporate general and administrative expenses	—	—	—	—	—	51,779	—	51,779
Write-offs of abandoned development projects	—	—	—	—	10,058	—	—	10,058
Interest and other income	—	—	—	—	—	(32,665)	—	(32,665)
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$(7,273)	$19,114	$—	$11,841
Net Operating Income attributable to Fully Consolidated Entities	$210,125	$20,745	$116,884	$347,754	$(21,466)	$—	$788	$327,076
NOI exclusions per above								(11,841)
Depreciation and Amortization								(188,521)
Interest Expense								(101,130)
Amortization of mortgage procurement costs								(4,395)
Impairment of real estate								(156,825)
Net loss on extinguishment of debt								(29,084)
Net gain on disposition of interest in unconsolidated entities								—
Gains on change in control of interests								—
REIT conversion, reorganization costs and termination benefits								(22,493)
(Earnings) loss from unconsolidated entities in Adjusted EBITDA								—
Earnings (loss) from unconsolidated entities								(268,267)
Earnings (loss) before income taxes								$(455,480)
Margin % (based on Adjusted EBITDA)	59.5%	33.7%	53.3%	54.9%	(27.1)%	0.0%	22.4%	45.7%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Nine Months Ended September 30, 2016 and 2015 (in thousands) (continued)

	Nine Months Ended September 30, 2016
Noncontrolling Interest	Office	Retail	Apartments	Total Operations	Development	Corporate	Other	Total
	(in thousands)
Revenues	$15,196	$—	$28,628	$43,824	$7,440	$—	$—	$51,264
Operating expenses	(7,494)	—	(9,461)	(16,955)	(5,199)	—	—	(22,154)
Less REIT conversion, reorganization costs and termination benefits	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	1,151	—	1,151
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Noncontrolling Interest	$7,702	$—	$19,167	$26,869	$2,241	$1,151	$—	$30,261
Exclude:
Land sales	—	—	—	—	(2,235)	—	—	(2,235)
Land Development Group other revenues	—	—	—	—	(674)	—	—	(674)
Cost of land sales	—	—	—	—	489	—	—	489
Land Development Group other operating expenses	—	—	—	—	694	—	—	694
Corporate general and administrative expenses	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	(1,151)	—	(1,151)
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$(1,726)	$(1,151)	$—	$(2,877)
Net Operating Income attributable to Noncontrolling Interest	$7,702	$—	$19,167	$26,869	$515	$—	$—	$27,384
NOI exclusions per above								2,877
Depreciation and Amortization								(15,679)
Interest Expense								(8,944)
Amortization of mortgage procurement costs								(537)
Impairment of real estate								—
Net loss on extinguishment of debt								—
Net gain on disposition of interest in unconsolidated entities								—
Gains on change in control of interests								—
REIT conversion, reorganization costs and termination benefits								—
(Earnings) loss from unconsolidated entities in Adjusted EBITDA								—
Earnings (loss) from unconsolidated entities								247
Earnings (loss) before income taxes								$5,348
Margin % (based on Adjusted EBITDA)	50.7%	0.0%	67.0%	61.3%	30.1%	0.0%	0.0%	59.0%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Nine Months Ended September 30, 2016 and 2015 (in thousands) (continued)

	Nine Months Ended September 30, 2016
Company Share of Unconsolidated Entities	Office	Retail	Apartments	Total Operations	Development	Corporate	Other	Total
	(in thousands)
Revenues	$17,214	$167,356	$104,436	$289,006	$9,453	$—	$971	$299,430
Operating expenses	(8,587)	(63,755)	(54,085)	(126,427)	(7,077)	—	(455)	(133,959)
Less REIT conversion, reorganization costs and termination benefits	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	1,347	—	1,347
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	(155)	(155)	2,361	—	(18)	2,188
Adjusted EBITDA attributable to Unconsolidated Entities	$8,627	$103,601	$50,196	$162,424	$4,737	$1,347	$498	$169,006
Exclude:
Land sales	—	—	—	—	(1,317)	—	—	(1,317)
Land Development Group other revenues	—	—	—	—	(338)	—	—	(338)
Cost of land sales	—	—	—	—	401	—	—	401
Land Development Group other operating expenses	—	—	—	—	540	—	—	540
Corporate general and administrative expenses	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	(1,347)	—	(1,347)
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	155	155	(2,361)	—	18	(2,188)
Subtotal NOI exclusions	$—	$—	$155	$155	$(3,075)	$(1,347)	$18	$(4,249)
Net Operating Income attributable to Unconsolidated Entities	$8,627	$103,601	$50,351	$162,579	$1,662	$—	$516	$164,757
NOI exclusions per above								4,249
Depreciation and Amortization								(65,988)
Interest Expense								(74,099)
Amortization of mortgage procurement costs								(2,797)
Impairment of real estate								(306,400)
Net loss on extinguishment of debt								(849)
Net gain on disposition of interest in unconsolidated entities								12,613
Gains on change in control of interests								—
REIT conversion, reorganization costs and termination benefits								—
(Earnings) loss from unconsolidated entities in Adjusted EBITDA								(2,188)
Earnings (loss) from unconsolidated entities								270,702
Earnings (loss) before income taxes								$—
Margin % (based on Adjusted EBITDA)	50.1%	61.9%	48.1%	56.2%	50.1%	0.0%	51.3%	56.4%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Nine Months Ended September 30, 2016 and 2015 (in thousands) (continued)

Nine Months Ended September 30, 2016
Company Share of Discontinued Operations	Office	Retail	Apartments	Total Operations	Development	Corporate	Other	Total
(in thousands)
Revenues	$—	$—	$—	$—	$—	$—	$8,136	$8,136
Operating expenses	—	—	—	—	—	—	(6,938)	(6,938)
Less REIT conversion, reorganization costs and termination benefits	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	—	—	—
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Discontinued Operations	$—	$—	$—	$—	$—	$—	$1,198	$1,198
Exclude:
Land sales	—	—	—	—	—	—	—	—
Land Development Group other revenues	—	—	—	—	—	—	—	—
Cost of land sales	—	—	—	—	—	—	—	—
Land Development Group other operating expenses	—	—	—	—	—	—	—	—
Corporate general and administrative expenses	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	—	—	—
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$—	$—	$—	$—
Net Operating Income attributable to Discontinued Operations	$—	$—	$—	$—	$—	$—	$1,198	$1,198
NOI exclusions per above								—
Depreciation and Amortization								(35)
Interest Expense								(1,738)
Amortization of mortgage procurement costs								(21)
Impairment of real estate								—
Net loss on extinguishment of debt								—
Net gain on disposition of interest in unconsolidated entities								—
Gains on change in control of interests								—
REIT conversion, reorganization costs and termination benefits								—
(Earnings) loss from unconsolidated entities in Adjusted EBITDA								—
Earnings (loss) from unconsolidated entities								(1,400)
Earnings (loss) before income taxes								$(1,996)
Margin % (based on Adjusted EBITDA)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	14.7%	14.7%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Nine Months Ended September 30, 2016 and 2015 (in thousands) (continued)

	Nine Months Ended September 30, 2015
Fully Consolidated Entities	Office	Retail	Apartments	Total Operations	Development	Corporate	Other	Total
	(in thousands)
Revenues	$310,474	$101,988	$197,129	$609,591	$72,086	$—	$23,724	$705,401
Operating expenses	(135,924)	(67,606)	(104,629)	(308,159)	(66,952)	(64,273)	(6,289)	(445,673)
Less REIT conversion, reorganization costs and termination benefits	—	—	—	—	—	25,498	—	25,498
Write-offs of abandoned development projects	—	—	(674)	(674)	(5,104)	—	—	(5,778)
Interest and other income	—	—	—	—	—	27,977	—	27,977
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Fully Consolidated Entities	$174,550	$34,382	$91,826	$300,758	$30	$(10,798)	$17,435	$307,425
Exclude:
Land sales	—	—	(611)	(611)	(46,978)	—	—	(47,589)
Land Development Group other revenues	—	—	—	—	(5,342)	—	—	(5,342)
Cost of land sales	—	—	90	90	15,626	—	—	15,716
Land Development Group other operating expenses	—	—	—	—	7,608	—	—	7,608
Corporate general and administrative expenses	—	—	—	—	—	38,775	—	38,775
Write-offs of abandoned development projects	—	—	674	674	5,104	—	—	5,778
Interest and other income	—	—	—	—	—	(27,977)	—	(27,977)
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$153	$153	$(23,982)	$10,798	$—	$(13,031)
Net Operating Income attributable to Fully Consolidated Entities	$174,550	$34,382	$91,979	$300,911	$(23,952)	$—	$17,435	$294,394
NOI exclusions per above								13,031
Depreciation and Amortization								(180,379)
Interest Expense								(119,685)
Amortization of mortgage procurement costs								(5,756)
Impairment of real estate								(425,463)
Net loss on extinguishment of debt								(61,953)
Net gain on disposition of interest in unconsolidated entities								—
Gains on change in control of interests								487,684
REIT conversion, reorganization costs and termination benefits								(25,498)
(Earnings) loss from unconsolidated entities in Adjusted EBITDA								—
Earnings (loss) from unconsolidated entities								37,250
Earnings (loss) before income taxes								$13,625
Margin % (based on Adjusted EBITDA)	56.2%	33.7%	46.6%	49.3%	0.0%	0.0%	73.5%	43.6%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Nine Months Ended September 30, 2016 and 2015 (in thousands) (continued)

	Nine Months Ended September 30, 2015
Noncontrolling Interest	Office	Retail	Apartments	Total Operations	Development	Corporate	Other	Total
	(in thousands)
Revenues	$15,446	$—	$26,373	$41,819	$5,172	$—	$1,655	$48,646
Operating expenses	(7,579)	—	(9,811)	(17,390)	(2,086)	—	(923)	(20,399)
Less REIT conversion, reorganization costs and termination benefits	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	1,435	—	1,435
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Noncontrolling Interest	$7,867	$—	$16,562	$24,429	$3,086	$1,435	$732	$29,682
Exclude:
Land sales	—	—	—	—	(4,696)	—	—	(4,696)
Land Development Group other revenues	—	—	—	—	(520)	—	—	(520)
Cost of land sales	—	—	—	—	1,374	—	—	1,374
Land Development Group other operating expenses	—	—	—	—	768	—	—	768
Corporate general and administrative expenses	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	(1,435)	—	(1,435)
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$(3,074)	$(1,435)	$—	$(4,509)
Net Operating Income attributable to Noncontrolling Interest	$7,867	$—	$16,562	$24,429	$12	$—	$732	$25,173
NOI exclusions per above								4,509
Depreciation and Amortization								(11,695)
Interest Expense								(6,775)
Amortization of mortgage procurement costs								(205)
Impairment of real estate								—
Net loss on extinguishment of debt								(719)
Net gain on disposition of interest in unconsolidated entities								—
Gains on change in control of interests								—
REIT conversion, reorganization costs and termination benefits								—
(Earnings) loss from unconsolidated entities in Adjusted EBITDA								—
Earnings (loss) from unconsolidated entities								158
Earnings (loss) before income taxes								$10,446
Margin % (based on Adjusted EBITDA)	50.9%	0.0%	62.8%	58.4%	59.7%	0.0%	44.2%	61.0%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Nine Months Ended September 30, 2016 and 2015 (in thousands) (continued)

	Nine Months Ended September 30, 2015
Company Share of Unconsolidated Entities	Office	Retail	Apartments	Total Operations	Development	Corporate	Other	Total
	(in thousands)
Revenues	$33,423	$154,502	$98,868	$286,793	$6,225	$—	$4,201	$297,219
Operating expenses	(15,731)	(57,192)	(52,186)	(125,109)	(5,648)	—	(2,020)	(132,777)
Less REIT conversion, reorganization costs and termination benefits	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	(10,191)	(10,191)	—	—	—	(10,191)
Interest and other income	—	—	—	—	—	1,057	—	1,057
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	(46)	(46)	3,000	—	869	3,823
Adjusted EBITDA attributable to Unconsolidated Entities	$17,692	$97,310	$36,445	$151,447	$3,577	$1,057	$3,050	$159,131
Exclude:
Land sales	—	—	—	—	(1,483)	—	—	(1,483)
Land Development Group other revenues	—	—	—	—	(503)	—	—	(503)
Cost of land sales	—	—	—	—	—	—	—	—
Land Development Group other operating expenses	—	—	—	—	1,547	—	—	1,547
Corporate general and administrative expenses	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	10,191	10,191	—	—	—	10,191
Interest and other income	—	—	—	—	—	(1,057)	—	(1,057)
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	46	46	(3,000)	—	(869)	(3,823)
Subtotal NOI exclusions	$—	$—	$10,237	$10,237	$(3,439)	$(1,057)	$(869)	$4,872
Net Operating Income attributable to Unconsolidated Entities	$17,692	$97,310	$46,682	$161,684	$138	$—	$2,181	$164,003
NOI exclusions per above								(4,872)
Depreciation and Amortization								(62,553)
Interest Expense								(75,351)
Amortization of mortgage procurement costs								(2,308)
Impairment of real estate								(1,384)
Net loss on extinguishment of debt								(736)
Net gain on disposition of interest in unconsolidated entities								20,293
Gains on change in control of interests								—
REIT conversion, reorganization costs and termination benefits								—
(Earnings) loss from unconsolidated entities in Adjusted EBITDA								(3,823)
Earnings (loss) from unconsolidated entities								(33,269)
Earnings (loss) before income taxes								$—
Margin % (based on Adjusted EBITDA)	52.9%	63.0%	36.9%	52.8%	57.5%	0.0%	72.6%	53.5%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Nine Months Ended September 30, 2016 and 2015 (in thousands) (continued)

Nine Months Ended September 30, 2015
Company Share of Discontinued Operations	Office	Retail	Apartments	Total Operations	Development	Corporate	Other	Total
(in thousands)
Revenues	$—	$—	$—	$—	$—	$—	$44,175	$44,175
Operating expenses	—	—	—	—	—	—	(30,752)	(30,752)
Less REIT conversion, reorganization costs and termination benefits	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	—	—	—
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Discontinued Operations	$—	$—	$—	$—	$—	$—	$13,423	$13,423
Exclude:
Land sales	—	—	—	—	—	—	—	—
Land Development Group other revenues	—	—	—	—	—	—	—	—
Cost of land sales	—	—	—	—	—	—	—	—
Land Development Group other operating expenses	—	—	—	—	—	—	—	—
Corporate general and administrative expenses	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	—	—	—
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$—	$—	$—	$—
Net Operating Income attributable to Discontinued Operations	$—	$—	$—	$—	$—	$—	$13,423	$13,423
NOI exclusions per above								—
Depreciation and Amortization								(15,242)
Interest Expense								(13,944)
Amortization of mortgage procurement costs								—
Impairment of real estate								—
Net loss on extinguishment of debt								—
Net gain on disposition of interest in unconsolidated entities								—
Gains on change in control of interests								—
REIT conversion, reorganization costs and termination benefits								—
(Earnings) loss from unconsolidated entities in Adjusted EBITDA								—
Earnings (loss) from unconsolidated entities								(38,435)
Earnings (loss) before income taxes								$(54,198)
Margin % (based on Adjusted EBITDA)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	30.4%	30.4%